                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                          Dated as of October 22, 2004

                                      Among

                            MASTELLONE HERMANOS S.A.

                                   as Company

                                       and

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                   as Lenders

                                       and

                           BANCO SOCIETE GENERALE S.A.

                             as Administrative Agent

                                 --------------

                       LEITESOL INDUSTRIA E COMERCIO S.A.,
                            MASTELLONE SAN LUIS S.A.
                                       and
                                   PROMAS S.A.

                            as Subsidiary Guarantors

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                                      ARTICLE I

                                          DEFINITIONS AND ACCOUNTING TERMS

                                                     ARTICLE II

                                   TENDER AND CANCELLATION OF EXISTING BANK DEBT;
                                           ISSUANCE OF FLOATING RATE NOTES

                                                     ARTICLE III

                                     CONDITIONS TO CANCELLATION OF EXISTING DEBT
                                         AND ISSUANCE OF FLOATING RATE NOTES

SECTION 3.01. Conditions Precedent to Cancellation of Existing Debt of Initial Lenders
                       and Issuance of New Floating Rate Notes...................................................37
SECTION 3.02. Conditions Precedent to Cancellation of Existing Debt of Subsequent
                      Lenders and Issuance of APE Floating Rate Notes............................................38

                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Company......................................................39

                                       ii

                                                                                                               PAGE

                                                      ARTICLE V

                                              COVENANTS OF THE COMPANY

SECTION 5.01. Covenants..........................................................................................40

                                                     ARTICLE VI

                                                  EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................55

                                                     ARTICLE VII

                                                 THE RELEVANT AGENTS

                                                    ARTICLE VIIA

                                        GUARANTEES OF THE FLOATING RATE NOTES

                                      iii

                                                                                                               PAGE

SECTION 7A.20.  Successors and Assigns...........................................................................66
SECTION 7A.21.  General Limitation on Guarantee Obligations......................................................66

                                                    ARTICLE VIII

                                                    MISCELLANEOUS

Schedules
---------

Schedule I - List of Lending Offices

Schedule II - Existing Bank Debt

Schedule III - Non-participating Existing Bank Debt and Non-participating Existing Notes

Exhibits
--------

Exhibit A - Form of Floating Rate Note

Exhibit B - Form of Adoption Agreement

Exhibit C - Form of Pledge Agreement

Exhibit D - Form of Assignment and Acceptance

Exhibit E - Form of Opinion of New York Counsel for the Company

Exhibit F - Form of Opinion of Argentine Counsel for the Company

                                 LOAN AGREEMENT

                          Dated as of October 22, 2004

     MASTELLONE HERMANOS S.A., a sociedad anonima organized and existing under the Laws of Argentina (the "COMPANY"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof and, from and after the date it becomes a party hereto, each other bank, financial institution or other institutional lender that becomes a party hereto (the "LENDERS"), and
BANCO SOCIETE GENERALE S.A. ("SOCIETE GENERALE"), as administrative agent (the
"ADMINISTRATIVE AGENT") for the Lenders, agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary, including by designation, or (b) assumed in connection with the acquisition of assets.
     Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the acquisition of such assets.

          "ADDITIONAL AMOUNTS" means additional amounts as may be necessary in order that the net amounts received by each Lender after any withholding or deduction in respect of any Taxes shall equal the respective amounts of principal and interest that would have been received in respect of the
     Floating Rate Notes in the absence of such withholding or deduction.

          "ADOPTION AGREEMENT" means an Adoption Agreement substantially in the form of Exhibit B hereto between the Company and a Subsequent Lender.

          "AFFILIATE" means, with respect to any specified Person, (a) any other
     Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other
     Person that owns, directly or indirectly through one or more Subsidiaries,
     10% or more of any class of such specified Person's Capital Stock or (c)
     any executive officer or director of any such specified Person or, with respect to any such 10% stockholder that is a natural Person, any spouse, sibling or child (natural or adopted) of such natural Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to vote 10% or more of any class of voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING"
     and "CONTROLLED" have meanings correlative to the foregoing.

          "ADMINISTRATIVE AGENT'S ACCOUNT" (i) for payments in US Dollars means the account of the Administrative Agent maintained by the Administrative
     Agent at Wachovia Bank N.A., with its office at One Wachovia Center,
     Charlotte, North Carolina, U.S.A., Account No. 2000192262291, Ref: Banco
     Societe Generale Buenos Aires - Argentina, (ii) for payments in Euros means the account of the Administrative Agent maintained by the Administrative
     Agent at Banco Societe Generale - Paris, at its offices at 29 Blvd.
     Haussmann, Paris, France 75009 I0, in the name of Banco Societe Generale
     Buenos Aires - Argentina, Account No. 003015520250 and (iii) for payments in Pesos means the account of the Administrative Agent maintained by the
     Administrative Agent at Banco Central de la Republica de Argentina, at 266
     (C1003ABF) Buenos Aires, Argentina, in the name of Banco Societe Generale
     Buenos Aires - Argentina, Account No. 027.

          "APE" means any acuerdo preventivo extrajudicial entered into by the
     Company and certain of its unsecured creditors pursuant to Argentine Law
     No. 24,522, as amended by Argentine Law No. 25,589, which shall contemplate, among other things, the cancellation of the Existing Bank Debt of Subsequent Lenders and the issuance to such Subsequent Lender of APE
     Floating Rate Notes in the principal amount of, and denominated in the currency of, each such item of Existing Bank Debt so cancelled.

          "APE FLOATING RATE DEBT" means the Company's Collateralized Senior
     Floating Rate Amortizing Debt due 2011 which is to be outstanding hereunder.

          "APE FLOATING RATE NOTES" means the Company's APE Collateralized
     Senior Floating Rate Notes due 2011 which are to be issued pursuant to
     Section 2.02(b) to evidence the APE Floating Rate Debt.

          "APE SENIOR NOTES" means the Company's APE 8% Collateralized Senior
     Notes due 2012 to be issued under the Indenture.

          "APPLICABLE MARGIN" means 2.5%.

          "ARGENTINE BANKRUPTCY LAW" means Argentine Law No. 24,422, as amended.

          "ARGENTINE GOVERNMENT" means the Government of Argentina.

          "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a
     "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b)
     all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any
     other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by Section 5.01(Q), (ii) between or among the Company or any wholly owned Restricted Subsidiaries in accordance with the terms of this Agreement, (iii) having a Fair Market
     Value of not more than US$1.0 million (or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) in any given fiscal year, (iv) by the Company or any Restricted Subsidiary of damaged, worn out or other obsolete property or assets in the ordinary course of business, (v) any transfer constituting a Restricted Payment that is permitted to be made, and is made, under paragraph (a) of Section
     5.01(K) hereof, (vi) that is permitted to be made, and is made, pursuant to the definition of "Permitted Investments", and (vii) consisting of
     Receivables and Related Assets or a fractional undivided interest therein sold by the Company or any Restricted Subsidiary pursuant to any Permitted
     Receivables Financing.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the
     Administrative Agent, in substantially the form of Exhibit D hereto.

          "ATTRIBUTABLE VALUE" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate)
     of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "AUTHORIZED OFFICER" means any member of the Supervisory Committee of the Company, any Director of the Company and any employee of the Company as may be duly authorized to take actions under this Agreement.

          "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "BASE" means the Buenos Aires Stock Exchange.

          "BOARD OF DIRECTORS" means either the board of directors of the
     Company or any duly authorized committee of that board.

          "BOARD RESOLUTION" means a copy of a resolution certified by a Notary
     Public, any Director, the President, any Vice President, the Chief
     Financial Officer or the Finance Manager of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

          "BONEX" means Bonos Externos of Argentina of any series.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable
     Business Day relates to any Floating Rate Debt, on which dealings are carried on in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, without duplication, all expenditures or commitments made, directly or indirectly (by way of acquisitions of securities of a Person or the expenditures of cash, the transfer of property or the incurrence of Indebtedness), by the Company or any Restricted Subsidiary, for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Company and the Restricted Subsidiaries.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Original Issue Date.

          "CAPITALIZED LEASE OBLIGATION" means any obligation of any Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or Argentina or any agency or instrumentality thereof (provided that the full faith and credit of the
     United States of America or Argentina, as the case may be, is pledged in support thereof), (b) certificates of deposit, Eurodollar time deposits and bankers' acceptances with a maturity of 270 days or less and overnight bank deposits of any financial institution (including any branch thereof) that is organized or regulated under the laws of the United States of America or any state thereof, Brazil, Switzerland or Argentina and which bank or trust company has capital, surplus and undivided profits aggregating in excess of
     US$300 million (or, to the extent non-US Dollar denominated, the US Dollar
     Equivalent of such amount), or US$100 million (or, to the extent non-US
     Dollar denominated, the US Dollar Equivalent of such amount), in the case of any bank or trust company organized or regulated under the laws of
     Argentina and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the
     Securities Act) or (in the case of Argentina) an Argentine affiliate thereof or (c) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of
     Columbia and rated at least A-1 by S&P or at least P-1 by Moody's.

          "CASH TENDER OFFER" means the cash tender offer referred to in the
     Offering Memorandum.

          "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) prior to the first Qualified Equity Offering, Permitted Holders beneficially own (as defined below) less than, directly or indirectly, 51%
     of the total voting power of all classes of outstanding Voting Stock of the
     Company; (b) after a Qualified Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner of more than 35%
     of the total voting power of all classes of outstanding Voting Stock of the
     Company, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting Stock of the
     Company; (c) after a Qualified Equity Offering, the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any
     Person, or any Person consolidates with, or merges with or into, the
     Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i)
     where the outstanding Voting Stock of the Company is converted or exchanged only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or is converted into or exchanged for (A)
     Voting Stock (not including Redeemable Capital Stock) of the Surviving
     Entity or (B) cash, securities and other property (other than Voting Stock of the Surviving Entity) in an amount that could be paid by the Company, on a pro forma basis, as a Restricted Payment as described under Section
     5.01(K) hereof and (ii) immediately after such transaction, no "person" or
     "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
     Act), other than Permitted Holders, is the beneficial owner of more than
     35% of the total voting power of all classes of outstanding Voting Stock of the Surviving Entity, unless the Permitted Holders are the beneficial owners of more than 51% of the total voting power of all outstanding Voting
     Stock of the Surviving Entity; (d) a majority of the elected Board of
     Directors of the Company has been nominated by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or a depositary or custodian for any depositary receipts in respect of Voting Stock of the Company (provided that such depositary or custodian is not acting at the direction of any such "person"
     or "group" other than one or more Permitted Holders); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution. For purposes of this definition, the term "beneficial ownership" shall have the meaning assigned under Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "CLOSING DATE" has the meaning specified in Section 2.01(a).

          "COLLATERAL AGENT" means Banco Rio de la Plata S.A., in its capacity as collateral agent under the Pledge Agreement, and any successor thereto in such capacity.

          "CONSOLIDATED AMORTIZATION EXPENSE" of any Person for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net
     Income of the Company), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED DEPRECIATION EXPENSE" of any Person for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net
     Income of the Company), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio of (i) EBITDA for four full fiscal quarters immediately preceding the determination date, to (ii) the aggregate Fixed
     Charges for such four fiscal quarters. In making such computations:

               (i) EBITDA and Fixed Charges shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the
          Redeemable Capital Stock to be issued (and all other Indebtedness incurred or Redeemable Capital Stock issued since the first day of such period of four full fiscal quarters referred to in Section
          5.01(J) hereof through and including the date of determination), and
          (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Redeemable Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired
          Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any
          properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four quarter period;

               (ii) the Fixed Charges attributable to interest on any
          Indebtedness required to be computed on a pro forma basis in accordance with paragraph (a) of Section 5.01(J) hereof and (A)
          bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate;

               (iii) the Fixed Charges attributable to interest on any
          Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with paragraph (a) under Section
          5.01(J) hereof shall be computed

          based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility;

               (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging
          Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and

               (v) if after the first day of the applicable four-quarter period the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Company within 30 days of such issuance and sale, Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

          "CONSOLIDATED INCOME TAX EXPENSE" means, for any Person for any period, the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of the Company for such period.

          "CONSOLIDATED INDEBTEDNESS RATIO" means, as at any date of determination, the ratio of the principal amount of Net Indebtedness of the
     Company and its Restricted Subsidiaries as of such date, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, to EBITDA with respect to the four most recently completed fiscal quarters of the Company through such date.

          "CONSOLIDATED INTEREST EXPENSE" means, without duplication, for any period, the sum of the interest expense on all Indebtedness of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and
     Attributable Value, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging
     Obligations, (iv) amortization of other financing fees and expenses, (v)
     the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest and (ix) any interest payable with respect to discontinued operations but excluding interest expense representing the amortization of the gain realized to the Company from the refinancing of the Existing Notes and the Existing Bank Debt, which refinancing is effected by the issuance of Senior Notes or Floating Rate
     Debt.

          "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated

     basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a
     Restricted Subsidiary of the Company) in which any Person other than the
     Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Restricted
     Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any
     Person that accrued prior to the date that (a) such Person becomes a
     Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such
     Person are acquired by the Company or any of its Restricted Subsidiaries;
     (iii) the net income of any Restricted Subsidiary of the Company during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period
     (except to the extent that (x) such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and (y) the Company would not be under any obligation to repay, return, transfer or invest any such amount so paid to or in that Restricted Subsidiary at any time prior to one year after the Stated Maturity of the principal of the Floating Rate Notes)
     or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the
     Company or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Restricted Subsidiaries or (b) any Asset Sale by the Company
     or any of its Restricted Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the Company or any of its Restricted
     Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided further that (A) any gain referred to in clauses
     (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or one of its Restricted Subsidiaries during such period shall be included in the Consolidated Net Income and (B)
     any cash gain referred to in clause (iv) above shall, for purposes only of calculating the amount of Restricted Payment that may be made pursuant to
     Section 5.01(K)(a)(v)(A), be included in calculating Consolidated Net
     Income.

          "CONSOLIDATED NET WORTH" means, as of any date of determination, the sum of (i) the consolidated equity of the common stockholders of the
     Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries plus (ii) the respective amounts reported on such consolidated balance sheet with respect to any series of preferred stock (other than Redeemable Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company and its
     Restricted Subsidiaries upon issuance of such

     preferred stock, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by the Company or a Restricted Subsidiary, each item determined in conformity with GAAP.

          "CONSOLIDATED TANGIBLE ASSETS" as of any date of determination means the total assets of the Company and its Restricted Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted
     Subsidiaries, less all write-ups subsequent to the Original Issue Date in the book value of any asset owned by the Company or any of its Restricted
     Subsidiaries each item determined in conformity with GAAP.

          "CORPORATION" includes corporations, associations, companies and business trusts.

          "CURRENCY AGREEMENTS" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its
     Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

          "DALLPOINT" means Dallpoint Investments LLC, a Delaware limited liability company.

          "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this
     Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated
     Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation
     Expense, (v) Fixed Charges and (vi) all other non-cash items reducing
     Consolidated Net Income and minus non-cash items increasing Consolidated
     Net Income (including exchange differences, holding results, results from exposure to inflation and extraordinary results and excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period and non-cash credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business) of the
     Company and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vi) shall be included without duplication and

     only to the extent such amounts actually reduced (or increased)
     Consolidated Net Income).

          "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender;
     (iii) a commercial bank having total assets in excess of $100,000,000 or its equivalent in other currencies; (iv) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000 or its equivalent in other currencies and (v) any other Person approved by the
     Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
     Section 8.07, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

          "EUROS" means euros of the European Union.

          "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

          "EXCESS PROCEEDS OFFER" has the meaning set forth in Section 5.01(Q).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE OFFER" means the exchange offer referred to in the Offering
     Memorandum.

          "EXEMPTED AFFILIATE TRANSACTION" means (i) transactions with any
     Person that is an Affiliate of the Company or any Restricted Subsidiary
     solely as the result of the Company's or such Restricted Subsidiary's
     Investment in such Person, (ii) reasonable and customary regular compensation and fees to directors of the Company or any such Restricted
     Subsidiary who are not employees of the Company or any such Restricted
     Subsidiary, (iii) payments of salary, bonus and other ordinary compensation in the ordinary course of business, to Affiliates of the Company that are employees provided that such payments shall not exceed US$2,000,000 (or the
     US Dollar Equivalent of such amount in other currencies) in the aggregate in any fiscal year and (iv) any distribution to stockholders, as stockholders, permitted by Section 5.01(K).

          "EXISTING BANK DEBT" means each item of Indebtedness described on
     Schedule II hereto, as supplemented from time to time.

          "EXISTING NOTES" means the Company's 11 3/4% Senior Notes due 2008.

          "FAIR MARKET VALUE" means, with respect to any security, asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair
     Market Value shall be determined by the Board of Directors of the relevant
     Person acting in good faith, whose determination shall be conclusive and shall be evidenced by a Board Resolution.

                                       10

          "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Act of Title 11 of the
     United States Code, as amended from time to time.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if
     such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the
     Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FIXED CHARGES" means, for any period, the sum of (a) Consolidated
     Interest Expense for such period, (b) all cash paid by the Company during such period in respect of interest on any Indebtedness of any other Person guaranteed by the Company or any of its Restricted Subsidiaries, and (c)
     all cash dividend payments (and non-cash dividend payments in the case of any Restricted Subsidiary) on any series of preferred stock of the Company or a Restricted Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

          "FLOATING RATE DEBT" means the New Floating Rate Debt and the APE
     Floating Rate Debt.

          "FLOATING RATE DEBT EXCESS PROCEEDS AMOUNT" has the meaning specified in Section 5.01(Q).

          "FLOATING RATE NOTES" means the APE Floating Rate Notes and the New
     Floating Rate Notes.

          "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in Argentina, consistently applied, that are in effect from time to time. If any financial term is not addressed or identified under GAAP, such term will be interpreted in accordance with
     U.S. generally accepted accounting principles in effect at the time.

          "GOVERNMENTAL AGENCY" means any public legal entity or public agency of Argentina or the United States, whether created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United
     States.

          "GUARANTEE" means, as applied to any obligation, (a) a guarantee
     (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the

                                       11

     foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" shall have a corresponding meaning.

          "GUARANTEED DEBT" of any Person means, without duplication, all
     Indebtedness of any other Person referred to in the definition of
     Indebtedness guaranteed directly or indirectly in any manner by such
     Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "GUARANTEE" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

          "GUARANTEED OBLIGATIONS" means the obligations required by Section
     7A.01 to be guaranteed by a Subsidiary Guarantor.

          "GUARANTEED PARTIES" means all the persons who are now or who hereafter become Lenders and the Administrative Agent.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such person pursuant to any Interest Rate Agreement or Currency Agreement.

          "INDEBTEDNESS" means, with respect to any Person, without duplication,
     (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, (b)
     all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d)
     all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency
     Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such
     Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such
     Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all Guaranteed Debt of such Person, and (h) all

                                       12

     Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE"
     of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable
     Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair
     Market Value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such
     Redeemable Capital Stock. Indebtedness shall exclude any liability for taxes and any accounts payable and other indebtedness and obligations incurred in the ordinary course of business in connection with the acquisition of goods and services but shall include, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to trade letters of credit, acceptances or the like securing obligations entered into in the ordinary course of business of such Person for the import of equipment used in the business of such
     Person or inventory for sale to customers to the extent such letters of credit, acceptances or the like are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed to the lender no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, acceptance or the like by such lender).

          "INDEMNIFIED COSTS" has the meaning specified in Section 7.05.

          "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

          "INDENTURE" means the Indenture dated as of October 22, 2004 between the Company, The Bank of New York, as trustee, and others under which the
     Senior Notes are to be issued.

          "INITIAL LENDER" has the meaning specified in Section 2.01(a).

          "INTEREST PAYMENT DATE" means the last day of each Interest Period commencing on or after the Original Issue Date.

          "INTEREST PERIOD" means each of the period commencing on July 31, 2004 and ending on the next to occur of June 30 and December 31 after the
     Original Issue Date and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next to occur of June 30 and December 31; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                                       13

          "INTEREST RATE AGREEMENTS" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

          "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by way of guarantee)
     or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, debentures or other securities or evidences of
     Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "INVESTMENT"
     made by the Company in such Unrestricted Subsidiary at such time.
     "INVESTMENTS" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and guarantees of Indebtedness that are permitted under Section 5.01(J) hereof.

          "LAW" means any constitution, treaty, convention, statute, law, code, ordinance, decree, order, determination, rule, regulation, guideline, interpretation, direction, policy or request, or judicial or arbitral decision, judgment or award.

          "LENDERS" has the meaning specified in the introductory paragraph hereof.

          "LENDING OFFICE" means, with respect to any Lender, the office of such
     Lender specified as its "Lending Office" opposite its name on Schedule I hereto, as supplemented from time to time, or in the Assignment and
     Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "LIBO RATE" applicable to US Dollars or Euros, as the case may be, in respect of any Interest Period means the rate which is quoted as of 11:00
     a.m. (London Time) on the second Business Day before the first day of that
     Interest Period on page "BBAM" on Bloomberg under the caption "Official
     BBAM LIBOR Fixings" (or such other page or service as may replace it for the purpose of displaying London interbank US Dollar and Euro offered rates of leading reference banks) as being the interest rate offered in the
     London interbank market for US Dollar or Euro, as the case may be, deposits for six months but:

               (i) if the offered rate so appearing is replaced by the
          corresponding rates of more than one bank, the rate shall be the arithmetic mean (rounded up, if necessary, to the next 1/100%) of the respective rates so appearing; and

               (ii) if for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the rate shall be average of the rates (as quoted to the Administrative Agent at its request and rounded up, if necessary, to the next

                                       14

          1/100%) at which the Reference Banks are offering Dollar or Euro, as the case may be, deposits for the relevant Interest Period to prime banks in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day before the first day of the relevant
          Interest Period.

          "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "MATURITY" means, with respect to any Floating Rate Note, the date on which any principal of such Floating Rate Note becomes due and payable as therein provided or as provided in this Agreement, whether at the Stated
     Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise (including pursuant to a
     Change of Control Offer or an Excess Proceeds Offer).

          "MOODY'S" means Moody's Investors Service Inc. and its successors.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents
     (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii)
     provisions for all taxes payable as a result of such Asset Sale, (iii)
     payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv)
     amounts required to be paid to any Person (other than the Company or any
     Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, whether or not required by GAAP, against any liabilities associated with such Asset
     Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers'
     Certificate delivered to the Administrative Agent.

          "NET EQUITY PROCEEDS" means, with respect to any sale of Qualified
     Capital Stock by the Company or any sale of Qualified Capital Stock by any
     Restricted Subsidiary to parties other than the Company and the Restricted
     Subsidiaries, the aggregate net proceeds received in cash, after the payment of expenses, commissions and the like incurred in connection therewith. If Redeemable Capital Stock or Indebtedness is converted into
     Qualified Capital Stock, the amount so converted shall be deemed to be Net
     Equity Proceeds received at the time of conversion.

                                       15

          "NET INDEBTEDNESS" means, at any date of determination, the excess, if any, of the amount of Indebtedness of the Company at such date over the amount of cash and Cash Equivalents of the Company at such date, all as determined on a consolidated basis for the Company and its Restricted
     Subsidiaries in accordance with GAAP.

          "NEW FLOATING RATE DEBT" means the Company's Collateralized Senior
     Floating Rate Debt due 2011 which is to be outstanding hereunder.

          "NEW FLOATING RATE NOTE" means the Company's Collateralized Senior
     Floating Rate Amortizing Notes due 2011 which are to be issued pursuant to
     Section 2.02(a) to evidence the New Floating Rate Debt.

          "NON-PARTICIPATING EXISTING BANK DEBT" means Existing Bank Debt which was not accepted by the Company in the Cash Tender Offer or the Exchange
     Offer. The Non-participating Existing Bank Debt is described on Schedule
     III.

          "NON-PARTICIPATING EXISTING NOTES" means Existing Notes which were not accepted by the Company in the Cash Tender Offer or the Exchange Offer. The
     Non-participating Existing Notes are described on Schedule III.

          "NON-RECOURSE DEBT" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (other than the Securitization
     Subsidiary) (a) provides direct credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise) (other than the
     Securitization Subsidiary).

          "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Purchase Money
     Indebtedness to the extent that such Indebtedness is non-recourse to the
     Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets financed with the proceeds thereof.

          "OFFERING MEMORANDUM" means the Company's Offering Memorandum and
     Proxy Solicitation Statement dated March 5, 204, as modified and supplemented from time to time through the Original Issue Date.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Authorized
     Officers of the Company and delivered to the Administrative Agent.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Administrative Agent.

          "ORIGINAL ISSUE DATE" means the date of original issuance of the New
     Floating Rate Notes.

          "PARI PASSU INDEBTEDNESS" means (a) with respect to the Floating Rate
     Notes, Indebtedness which ranks pari passu in right of payment to the
     Floating Rate Notes, and

                                       16

     (b) with respect to any Subsidiary Guarantee, Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantee.

          "PERMITTED CAPITAL EXPENDITURES" means (a) (i) for each of the
     Company's fiscal years 2004 through 2006, US$8,000,000 (or the US Dollar
     Equivalent of such amount in other currencies) and (ii) for each of the
     Company's fiscal years 2007 through 2012, US$10,000,000 (or the US Dollar
     Equivalent of such amount in other currencies), plus (b) the amount (if any) by which (i) the aggregate amount of Permitted Capital Expenditures for all of the preceding fiscal years exceeds (ii) the aggregate amount of
     Capital Expenditures actually made during such fiscal years (excluding those made by application of Net Cash Proceeds or Net Equity Proceeds)
     (calculated based on the exchange rate in effect at the end of the
     Company's most recently completed fiscal quarter). For the purposes of this definition, Capital Expenditures shall not include capital expenditures financed by means of a specific financial facility, and shall include the installments corresponding to the facilities previously deducted.

          "PERMITTED HOLDERS" means Pascual Mastellone, Victorio Mastellone,
     Jose Mastellone, Dallpoint (but only for so long as the beneficial holders of Dallpoint's equity capital on the Original Issue Date and their
     Permitted Transferees own beneficially a majority of Dallpoint's equity)
     and their respective Permitted Transferees.

          "PERMITTED INDEBTEDNESS" means any of the following:

               (a) Indebtedness of the Company under any revolving line of credit in an aggregate principal amount not to exceed at any time outstanding the greater of (I) US$15,000,000 (or to the extent non-US
          Dollar denominated, the US Dollar Equivalent of such amount) and (II)
          the excess of (x) the higher of (1) 50% of the net book value of accounts receivable or (2) 100% of the net book value of export third-party receivables on a consolidated basis in accordance with
          GAAP over (y) the US Dollar Equivalent of the amount of financing outstanding under any Permitted Receivables Financing;

               (b) Indebtedness of the Company pursuant to the Senior Notes and the Floating Rate Debt including any Subsequent Notes issued in payment of interest on the Senior Notes pursuant to the Indenture;

               (c) Indebtedness of the Company outstanding on the Original Issue
          Date (any such Indebtedness the principal amount of which is in excess of US$1,000,000 (or, to the extent non-US Dollar denominated, the US
          Dollar Equivalent of such amount) being listed on a schedule hereto);

               (d) Indebtedness of the Company owing to any wholly owned
          Restricted Subsidiary other than a Securitization Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted
          Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the
          Floating Rate Notes shall become due and payable (whether at Stated
          Maturity, acceleration or otherwise) to the payment and

                                       17

          performance of the Company's obligations under the Floating Rate
          Notes; provided further that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another wholly owned Restricted
          Subsidiary other than a Securitization Subsidiary) or (ii) the occurrence of any event by which such Subsidiary ceases to be a
          Restricted Subsidiary (by way of designation or the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary), shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

               (e) Indebtedness of the Company under Interest Rate Agreements relating to Indebtedness of the Company otherwise permitted under the
          Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

               (f) Indebtedness of the Company under Currency Agreements, provided that (x) such Currency Agreements relate to Indebtedness otherwise permitted under the Indenture or the purchase price of goods purchased or sold by the Company in the ordinary course of its business and (y) such Currency Agreements do not increase the
          Indebtedness or other obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (g) Indebtedness of the Company or any of its Restricted
          Subsidiaries incurred in respect of bankers' acceptances and letters of credit provided in the ordinary course of business, provided that the aggregate principal amount of all indebtedness incurred pursuant to this clause does not exceed US$10,000,000 (or, to the extent non-US
          Dollar denominated, the US Dollar Equivalent of such amount)
          outstanding at any one time;

               (h) Indebtedness of the Company in respect of performance, surety or appeal bonds provided in the ordinary course of business (in each case other than for an obligation for borrowed money);

               (i) the incurrence by the Company of Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing"), or successively refinance, any
          Indebtedness incurred by the Company as permitted under paragraph (a)
          of Section 5.01(J) hereof (other than Permitted Indebtedness) and clauses (b) and (c) above (in the case of a refinancing of Floating
          Rate Debt, subject to compliance with the Indenture) or any
          Indebtedness of a Restricted Subsidiary incurred as permitted under the definition of "Permitted Subsidiary Indebtedness" (other than
          Indebtedness under clause (b) of such definition), so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof,

                                       18

          such lesser amount as of the date of determination) so refinanced,
          (ii) in the case of any refinancing of Pari Passu Indebtedness or
          Subordinated Indebtedness, such new Indebtedness is (A) in the case of any refinancing of Pari Passu Indebtedness, expressly made pari passu with or subordinate in right of payment to the Floating Rate Notes and
          (B) in the case of any refinancing of Subordinated Indebtedness, made subordinate to the Floating Rate Notes at least to the same extent as the Subordinated Indebtedness being refinanced and (iii) such new
          Indebtedness has an Average Life longer than the Average Life of the
          Indebtedness being refinanced and a final Stated Maturity later than the final Stated Maturity of the Indebtedness being refinanced;

               (j) to the extent considered Indebtedness, contractual
          obligations of the Company arising under any Permitted Receivables
          Financing as permitted by the Indenture;

               (k) Indebtedness of the Company and its Restricted Subsidiaries
          in an aggregate principal amount not in excess of US$20,000,000 (or, to the extent non-US dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

               (l) Indebtedness of the Company, any portion of which is
          guaranteed by any export credit agency, in an aggregate principal amount not in excess of US$20,000,000 at any time outstanding (or, to the extent non-US) Dollar denominated, the US Dollar Equivalent of such amount);

               (m) Indebtedness in respect of Non-Recourse Purchase Money
          Indebtedness incurred by the Company or any Restricted Subsidiary in aggregate principal amount not in excess of US$15,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount); and

               (n) Permitted Subsidiary Indebtedness.

          "PERMITTED INVESTMENTS" means any Investment by the Company or any
     Restricted Subsidiary in any of the following:

               (a) Cash Equivalents;

               (b) the Company, any Restricted Subsidiary or, to the extent required in connection with a Permitted Receivables Financing, a
          Securitization Subsidiary (provided that the aggregate amount of
          Investments made in reliance on clause (b) or (c) of this definition in any Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount));

               (c) another Person, if as a result of such investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted
          Subsidiary; provided that if, prior to such

                                       19

          Investment, such Person is an Affiliate of the Company, after giving effect to such Investment, the Company could incur at least a US$1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section
          5.01(J)(a)(ii)(y)(2);

               (d) loans or advances made to employees or any directors of the
          Company who are not Affiliates of the Company or any Restricted
          Subsidiary in the ordinary course of business in an aggregate amount not to exceed US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

               (e) Interest Rate Agreements or Currency Agreements which
          constitute Permitted Indebtedness or Permitted Subsidiary
          Indebtedness;

               (f) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding invested in any business reasonably related to the business of the Company on the Original Issue Date;

               (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

               (j) customary Investments required by the terms of any Permitted
          Receivables Financing to the extent such Investments are made in the ordinary course and pursuant to ordinary business terms relating to transactions of such nature and do not exceed US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) in the aggregate;

               (k) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with an Asset Sale permitted by Section 5.01(Q) hereof, provided that the aggregate amount of such non-cash consideration received in connection with any such Asset Sale shall not exceed the amount permitted under Section 5.01(Q) hereof;

               (l) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding;

                                       20

               (m) an amount not to exceed US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) at any one time outstanding in respect of advances, loans or extensions of credit in the ordinary course of business to suppliers to the
          Company or any Restricted Subsidiary; and

               (n) Investments in Senior Notes acquired in the open market.

          "PERMITTED LIENS" means the following types of Liens:

               (a) Liens existing as of the Original Issue Date;

               (b) Liens on property or assets of the Company or any Restricted
          Subsidiary securing Indebtedness and all other obligations under any revolving line of credit referred to in clause (a) of the definition of "PERMITTED INDEBTEDNESS" or under Interest Rate Agreements or
          Currency Agreements which constitute Permitted Indebtedness or
          Permitted Subsidiary Indebtedness;

               (c) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any wholly owned Subsidiary
          Guarantor;

               (d) Liens on any property or assets of the Company or any
          Restricted Subsidiary securing the Floating Rate Notes or the
          Subsidiary Guarantees;

               (e) Liens securing Purchase Money Indebtedness, provided that such Liens extend only to the property being acquired and such Lien is created within 90 days of the purchase of such property;

               (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business of the Company or any
          Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

               (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with
          GAAP shall have been made therefor;

               (h) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

               (i) Liens arising out of judgments or orders that have been adequately bonded or with respect to which a stay of execution (or the equivalent thereof under Argentine law) has been obtained pending an appeal or proceeding for review;

                                       21

               (j) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such
          Indebtedness by the Company or any Restricted Subsidiary, provided that such Lien does not extend to any property or assets of the
          Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

               (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (l) Liens securing reimbursement obligations of the Company or any Restricted Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (o) Liens arising solely by virtue of any statutory provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided, however, that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Restricted
          Subsidiaries;

               (p) to the extent considered giving rise to Liens on the assets of the Company or its Restricted Subsidiaries, Liens on Receivables
          and Related Assets incurred in connection with a Permitted Receivables
          Financing;

               (q) Liens on Capital Stock of Promas S.A. securing amounts owed to the Argentine Government in respect of taxes the payment of which has been deferred pursuant to an agricultural incentive program to fund a portion of the Company's investment in Promas S.A.; and

               (r) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (q);
          provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets not intended to be covered by such Lien.

                                       22

          "PERMITTED RECEIVABLES FINANCING" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) designed to afford the
     Company a source of working capital liquidity pursuant to which (a) a
     Securitization Subsidiary purchases Receivables and Related Assets from the
     Company or any Restricted Subsidiary and finances such Receivables and
     Related Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest therein or (b) the Company or a Restricted Subsidiary finances Receivables and Related Assets through the sale of the Receivables and Related Assets or fractional undivided interests therein; provided that
     (i) the documentation in respect of such Permitted Receivables Financing shall not provide for financing of more than the US Dollar Equivalent of
     US$15,000,000, (ii) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company, (iii) all sales of Receivables and Related
     Assets or fractional undivided interests therein, if any, are made at Fair
     Market Value, which shall be an amount not less than 85% of the aggregate face amount of the Receivables and Related Assets or fractional undivided interests therein sold, provided that if Receivables and Related Assets or fractional undivided interests therein are sold in connection with a
     Permitted Receivables Financing for less than 85% of their aggregate face amount, the foregoing 85% limit will not apply so long as the Company obtains a written opinion from an investment banking firm recognized in
     Argentina or an accounting firm, in each case unaffiliated with the
     Company, to the effect that such sale is at least at Fair Market Value,
     (iv) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (v) no portion of any Indebtedness of a
     Securitization Subsidiary is Indebtedness other than Non-Recourse Debt
     (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the
     Receivables and Related Assets) and (vi) neither the Company nor any
     Restricted Subsidiary (other than such Securitization Subsidiary) has any obligation to maintain or preserve the Securitization Subsidiary's financial condition or cause the Securitization Subsidiary to achieve certain levels of operating results.

          "PERMITTED SUBSIDIARY INDEBTEDNESS" means any of the following:

               (a) Indebtedness of any Restricted Subsidiary outstanding on the
          Original Issue Date (any such Indebtedness the principal amount of which is in excess of US$1,000,000 (or to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) being listed on a schedule hereto);

               (b) Indebtedness of a Restricted Subsidiary (in the case of a
          Securitization Subsidiary, solely to the extent such Indebtedness is incurred pursuant to a Permitted Receivables Financing) owing to the
          Company, or a wholly owned Restricted Subsidiary other than a
          Securitization Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person
          (other than a disposition, pledge or transfer to the Company or a wholly owned Restricted Subsidiary other than a Securitization
          Subsidiary), shall

                                       23

          be deemed to be an incurrence of such Indebtedness by such Restricted
          Subsidiary not permitted by this clause (b);

               (c) Indebtedness (including guarantees) of a Restricted
          Subsidiary under Interest Rate Agreements relating to Indebtedness of such Restricted Subsidiary otherwise permitted under the Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

               (d) Indebtedness (including guarantees) of a Restricted
          Subsidiary under Currency Agreements, provided that (x) such Currency
          Agreements relate to Indebtedness otherwise permitted under this
          Agreement or the purchase price of goods purchased or sold by such
          Restricted Subsidiary in the ordinary course of its business and (y)
          such Currency Agreements do not increase the Indebtedness or other obligations of such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (e) Indebtedness of any Subsidiary Guarantor under its Subsidiary
          Guarantee of the Floating Rate Notes or its guarantee of the Senior
          Notes as contemplated by the Indenture;

               (f) guarantees by any Subsidiary Guarantor of Indebtedness incurred by the Company in compliance with (i) paragraph (a) of
          Section 5.01(J) hereof (other than Permitted Indebtedness) or (ii)
          clause (a) or (k) of the definition of "Permitted Indebtedness" to the extent the obligations of such Subsidiary Guarantor under such guarantees are pari passu with the Subsidiary Guarantee of such
          Subsidiary Guarantor;

               (g) Indebtedness of any Restricted Subsidiary in respect of performance, surety or appeal bonds incurred in the ordinary course of business (in each case other than for an obligation for borrowed money);

               (h) the incurrence by a Restricted Subsidiary of Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing"), or successively refinances any Indebtedness incurred as permitted under clause (a),
          (f) or (k), so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, (ii) in the case of any refinancing of any Subsidiary Guarantee, any Pari Passu Indebtedness or any
          Subordinated Indebtedness of such Restricted Subsidiary, such new
          Indebtedness is (A) in the case of any refinancing of the Subsidiary
          Guarantee or Pari Passu Indebtedness of such Restricted Subsidiary, expressly made pari passu with or subordinate in right of payment to the Subsidiary Guarantee, and (B) in the case of any refinancing of
          Subordinated Indebtedness, made subordinate to the

                                       24

          Subsidiary Guarantee of such Restricted Subsidiary at least to the same extent as the Subordinated Indebtedness being refinanced and
          (iii) such new Indebtedness has an Average Life longer than the
          Average Life of the Indebtedness being refinanced and a final Stated
          Maturity later than the final Stated Maturity of the Indebtedness being refinanced;

               (i) the incurrence of Indebtedness in a Permitted Receivables
          Financing; and

               (j) Acquired Indebtedness of any Restricted Subsidiary, provided that after giving effect to the incurrence thereof, the Company could incur at least US$1.00 of Indebtedness (other than Permitted
          Indebtedness) in accordance with the provisions hereof exclusive of
          Section 5.01(J)(a)(ii)(y)(2).

          "PERMITTED TRANSFEREES" means, with respect to any Person: (i) in the case of any Person who is a natural person, such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership all of the direct and beneficial equity ownership of which is held by one or more Permitted Holders; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (iii) in the case of any Person who is not a natural person, any Affiliate of such
     Person.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "PERSONAL ASSET TAXES" means taxes imposed pursuant to the Personal
     Asset Tax Law of Argentina No. 23,966, as amended from time to time, and as modified by governmental decree or otherwise.

          "PESOS" and the symbol "PS" means pesos of Argentina.

          "PLEDGE AGREEMENT" means the "contrato de prenda" among the Collateral
     Agent and all shareholders of the Company securing ratably and on a first priority basis the Floating Rate Debt and to be governed and construed in accordance with Argentine law, substantially in the form of Exhibit C hereto.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated)
     of such Person's preferred or preference stock whether now outstanding, or issued after the Original Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                                       25

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent the purchase of such assets is not part of an acquisition of any
     Person.

          "QUALIFIED CAPITAL STOCK" of any person means any and all Capital
     Stock of such person other than Redeemable Capital Stock.

          "QUALIFIED EQUITY OFFERING" means an offer and sale of common stock
     (which is Qualified Capital Stock) or American Depositary Shares of the
     Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or in compliance with Argentine Law No. 17,811, as amended, that results in at least 20% of the total voting power of all Voting Stock of the Company having been sold to the public, provided that the offering price of the shares or American Depositary Shares of the Company which are sold in such offering shall equal at least US$20 million or the equivalent in Pesos.

          "RECEIVABLES AND RELATED ASSETS" mean accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interest in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

          "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Floating Rate
     Notes or is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity.

          "REFERENCE BANKS" means the principal London offices of Societe
     Generale London Branch, Standard Chartered PLC and HSBC Bank plc.

          "REGISTER" has the meaning specified in Section 8.07(c).

          "RELEVANT AGENT" has the meaning specified in Section 7.01.

          "RELEVANT CURRENCY" has the meaning specified in Section 8.08.

          "REQUIRED LENDERS" means at any time Lenders owed at least a majority in interest of the US Dollar Equivalent of the then aggregate unpaid principal amount of the

                                       26

     Floating Rate Debt or, if no such principal amount is then outstanding, holders of at least a majority in interest of the US Dollar Equivalent of the then aggregate unpaid principal amount of the Existing Bank Debt.

          "RESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of the
     Company other than an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. and its successors.

          "SALE AND LEASEBACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or a Restricted
     Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "SECURITIZATION SUBSIDIARY" means a wholly owned Subsidiary of the
     Company (a) that is designated (as set forth below) as a "SECURITIZATION
     SUBSIDIARY" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings, (c) no portion of the
     Indebtedness or any other obligation (contingent or otherwise) of which (i)
     is guaranteed by the Company or any other Restricted Subsidiary of the
     Company, (ii) is recourse to or obligates the Company or any other
     Restricted Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a
     Permitted Receivables Financing, (d) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and
     (e) with respect to which neither the Company nor any other Restricted
     Subsidiary of the Company has any obligation to maintain or preserve such
     Securitization Subsidiary's financial condition or cause such
     Securitization Subsidiary to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative
     Agent a certified copy of the resolution of the Board of Directors of the
     Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "SENIOR NOTES" means the Series A-1 Senior Notes, the Series A-2
     Senior Notes, the Series B-1 Senior Notes, the Series B-2 Senior Notes, the
     APE Senior Notes and the Subsequent Senior Notes.

          "SERIES A-1 SENIOR NOTES" means the Company's 8% Series A-1
     Collateralized Senior Notes due 2012 to be issued under the Indenture.

                                       27

          "SERIES A-2 SENIOR NOTES" means the Company's 8% Series A-2 Senior
     Notes due 2012 to be issued under the Indenture.

          "SERIES B-1 SENIOR NOTES" means the Company's 8% Series B-1
     Collateralized Senior Notes due 2012 to be issued under the Indenture.

          "SERIES B-2 SENIOR NOTES" means the Company's 8% Series B-2 Senior
     Notes due 2012 to be issued under the Indenture.

          "SETTLEMENT DATE" has the meaning specified in Section 2.01(b).

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation
     S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Original Issue Date, except all references to "10 percent" in such definition shall be changed to "3 percent".

          "STATED MATURITY" means, when used with respect to any installment of principal of or interest on any Floating Rate Note, the date specified in such Floating Rate Note as the fixed date on which such installment is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "SUBORDINATED INDEBTEDNESS" means (i) when used with respect to the
     Company, Indebtedness of the Company that is expressly subordinated in right of payment to the Floating Rate Notes and (ii) when used with respect to any Restricted Subsidiary, Indebtedness of such Restricted Subsidiary that is expressly subordinated in right of payment to such Restricted
     Subsidiary's Subsidiary Guarantee.

          "SUBSEQUENT SENIOR NOTES" means the Series A-1 Senior Notes, the
     Series A-2 Senior Notes, the Series B-1 Senior Notes, the Series B-2 Senior
     Notes and the APE Senior Notes issued in accordance with the provisions of the Series A-1 Senior Notes, the Series A-2 Senior Notes, the Series B-1
     Senior Notes, the Series B-2 Senior Notes and the APE Senior Notes,
     respectively, and Section 3.01 of the Indenture.

          "SUBSEQUENT LENDER" has the meaning specified in Section 2.01(b).

          "SUBSIDIARY" means, with respect to any specific Person, another
     Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person or by such specified
     Person and one or more other Subsidiaries of such specified Person or which is otherwise controlled by such specified Person or by one or more other
     Subsidiaries of such specified Person or by such specified Person and one or more other Subsidiaries of such specified Person.

          "SUBSIDIARY GUARANTEE" means the guarantee by the Company's existing or future direct or indirect Restricted Subsidiaries of the obligations of the Company under

                                       28

     this Agreement and the Floating Rate Notes in accordance with the provisions of this Agreement.

          "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that has (i)
     been designated as a "Subsidiary Guarantor" of the Floating Rate Notes
     under this Agreement by resolution of the Board of Directors of the
     Company, (ii) has executed and delivered this Agreement as a Subsidiary
     Guarantor or has executed and delivered to the Administrative Agent an agreement in form and substance reasonably satisfactory to the
     Administrative Agent pursuant to which such Restricted Subsidiary shall have agreed to guarantee all of the obligations of the Company with respect to the Floating Rate Notes issued under this Agreement on the terms set forth in Article VIIA and (iii) delivered to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent to the effect that this Agreement or such agreement, as the case may be, has been duly executed and delivered by such Restricted Subsidiary and, in the case of such agreement, is in compliance with the terms of this Agreement.

          "SUPERVISORY COMMITTEE" means the committee of statutory auditors appointed by the shareholders of the Company.

          "SUPPORT AGREEMENT" means a Support Agreement between the Company and an Initial Lender.

          "SURVIVING ENTITY" has the meaning specified in Section 5.01(A).

          "TAXES" has the meaning set forth in Section 2.11(a).

          "UNRESTRICTED SUBSIDIARY" means (a) any direct or indirect Subsidiary of the Company that at the time of determination shall be an Unrestricted
     Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any direct or indirect Subsidiary of an
     Unrestricted Subsidiary. The Board of Directors of the Company may
     designate any direct or indirect Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii)
     no default with respect to any Indebtedness of such Subsidiary would permit
     (upon notice, lapse of time or otherwise) any holder of any other
     Indebtedness of the Company or any Restricted Subsidiary (other than the
     Senior Notes, the Floating Rate Notes and guarantees thereof) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an
     Unrestricted Subsidiary will not violate the provisions of Section 5.01(K),
     (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such
     Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any

                                       29

     such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing a board resolution with the
     Administrative Agent giving effect to such designation. The Board of
     Directors of the Company may designate any Unrestricted Subsidiary as a
     Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this
     Indenture and the Company could incur US$1.00 of additional Indebtedness
     (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 5.01(J)(a)(ii)(y)(2).

          "US DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than the US Dollar, at any time for the determination thereof, the amount of US Dollars obtained by converting such foreign currency involved in such computation into US Dollars at the spot rate for the purchase of US Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business Days prior to the determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted
     Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "TESTED TRANSACTION"), the "US DOLLAR EQUIVALENT" of such
     Indebtedness, Investment or Affiliate Transaction shall be determined on the basis of the date incurred, made or undertaken and no subsequent change in the US Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

          "US DOLLARS", "UNITED STATES DOLLARS", "US$" and the symbol "$" each mean dollars of the United States of America.

          "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, that all of the outstanding Capital Stock of such Subsidiary (other than a de minimis number of director's qualifying shares or de minimis investments by non-Argentine nationals mandated by applicable law) is owned by such
     Person or one or more wholly owned Subsidiaries of such Person.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally
Accepted Accounting Principles.

                                       30

          SECTION 1.04. Actions by Subsidiary Guarantors. The obligations and actions stated in this Agreement to have been undertaken and taken by a
Subsidiary Guarantor shall be deemed to have been undertaken and taken (i) in the case of a Subsidiary Guarantor which executes this Agreement, upon its execution hereof, and (ii) in the case of another Subsidiary Guarantor, upon its execution and delivery to the Administrative Agent of an agreement as contemplated by the definition of a "Subsidiary Guarantor".

                                   ARTICLE II

                 TENDER AND CANCELLATION OF EXISTING BANK DEBT;
                         ISSUANCE OF FLOATING RATE NOTES

          SECTION 2.01. Tender of Existing Bank Debt. (a) Pursuant to its
Support Agreement, each Lender which is a party hereto on the date of this
Agreement (an "INITIAL LENDER") has tendered, or will have tendered on or before the date on which the Existing Bank Debt of the Initial Lenders is cancelled pursuant to Section 2.02(a)(ii) and New Floating Rate Notes are issued to the
Initial Lenders pursuant to Section 2.02(a)(ii) and/or Series B Senior Notes are
issued to the Initial Lenders pursuant to the Indenture (the "CLOSING DATE"), to
The Bank of New York, as closing agent, the Existing Bank Debt listed opposite such Initial Lender's name on Schedule II hereto.

     (b) Pursuant to its Adoption Agreement, each Person which, after the date of this Agreement, becomes a party hereto as a Lender by virtue of executing with the Company an Adoption Agreement (a "SUBSEQUENT LENDER") will have tendered, on or before the date on which the Existing Bank Debt of such
Subsequent Lender is cancelled pursuant to Section 2.02(b)(ii) and APE Floating
Rate Notes are issued to such Subsequent Lender pursuant to Section 2.02(b)(ii)
(the "SETTLEMENT DATE" for such Subsequent Lender), to The Bank of New York, as settlement agent, the Existing Bank Debt of such Subsequent Lender, which
Existing Bank Debt will have been listed in such Adoption Agreement and, on or before the Settlement Date for such Subsequent Lender, will have been listed on
Schedule II hereto opposite the name of such Subsequent Lender pursuant to a supplement to such Schedule II.

          SECTION 2.02. Cancellation of Existing Bank Debt and Issuance of
Floating Rate Notes. (a) (i) The Closing Date shall be a Business Day occurring before October 31, 2004 specified in writing by the Company to the Initial
Lenders and the Administrative Agent at least 10 Business Days prior to such
Business Day.

     (ii) Subject to the conditions specified in Section 3.01, on the Closing
Date the Company shall cancel the Existing Bank Debt of each Initial Lender and issue to each Initial Lender the New Floating Rate Notes issuable to such
Initial Lender pursuant to its Support Agreement.

     (b) (i) Unless a Settlement Date for a Subsequent Lender is specified pursuant to the APE, the Settlement Date for a Subsequent Lender shall be the
Business Day specified as such in the Adoption Agreement of such Subsequent
Lender.

                                       31

     (ii) Subject to the conditions specified in Section 3.02, on the Settlement
Date for each Subsequent Lender the Company shall cancel the Existing Bank Debt of such Subsequent Lender unless such Existing Bank Debt shall theretofore have been cancelled pursuant to the APE and issue to such Subsequent Lender the APE
Floating Rate Notes issuable to such Subsequent Lender pursuant to its Adoption
Agreement.

          SECTION 2.03. Administrative Agent's Fees. The Company shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Company and the Administrative Agent.

          SECTION 2.04. Repayment. The Company shall pay to the Administrative
Agent on each date set forth below for the ratable account of Lenders holding
Floating Rate Notes denominated in US Dollars, Euros or Pesos, as the case may be, their ratable share of the percentage set forth below of the aggregate principal amount of all Floating Rate Notes denominated in US Dollars, Euros or
Pesos, as the case may be:

                                                         Percentage of
           Principal Payment Date                 Aggregate Principal Amount
           ----------------------                 --------------------------

            December 31, 2007                                5%
            June 30, 2008                                    5%
            December 31, 2008                                5%
            June 30, 2009                                    5%
            December 31, 2009                               10%
            June 30, 2010                                   10%
            December 31, 2010                               20%
            June 30, 2011                                   20%
            December 31, 2011                               20%

          SECTION 2.05. Interest. The Company shall pay interest on the unpaid principal amount of the Floating Rate Notes from July 31, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until such principal amount shall be paid in full at a rate per annum equal at all times during each Interest Period to the lower of (i) 5% and (ii) the sum of (x) the LIBO RATE applicable to US Dollars (in the case of Floating Rate
Notes denominated in US Dollars or Pesos) or to Euros (in the case of Floating
Rate Notes denominated in Euros) for such Interest Period plus (y) the
Applicable Margin, payable in arrears on each Interest Payment Date.

          SECTION 2.06. Interest Rate Determination. Each Reference Bank agrees, at the Administrative Agent's request, to furnish to the Administrative Agent timely information for the purpose of determining each LIBO RATE if required by the definition of such term. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining a LIBO RATE, the Administrative Agent shall determine such LIBO Rate on the basis of timely information furnished by the remaining Reference Banks or, if no Reference Bank shall furnish such timely information to the
Administrative Agent for the purpose of determining the LIBO Rate, the
Administrative Agent shall determine such LIBO Rate on the basis of timely information furnished by its principal

                                       32

London office or, if it has no London office, by the principal London office of any of its commercial bank Affiliates. The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05 and the rate, if any, furnished by each Reference Bank for the purpose of determining such interest rate.

          SECTION 2.07. Optional Prepayments. Subject to Section 10.22 of the
Indenture as in effect on the date hereof, the Company may, upon at least three
Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the
Company shall, prepay the outstanding principal amount of the Floating Rate
Notes in whole or ratably in part (computed on the basis of the US Dollar
Equivalent of the principal amount of the Floating Rate Notes which are non-US
Dollar denominated), together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.08. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of funding or maintaining its Floating
Rate Notes (excluding for purposes of this Section 2.07 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.10 shall govern)
and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the
Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Such demand shall be accompanied by a certificate as to the amount of such increased cost, a reasonable explanation of the reason for such increased cost and a reasonably detailed computation thereof and shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such
Lender and that the amount of such capital is increased by or based upon the existence of such Lender's holding of Floating Rate Notes and similar obligations, then, upon demand by such Lender (with a copy of such demand to the
Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Lender, from time to time as demanded by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to its holding Floating Rate Notes. Such demand shall be accompanied by a certificate as to such amounts, a reasonable explanation of the reason for such increase in capital and a reasonably detailed computation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09. Payments and Computations. (a) The Company shall make each payment hereunder and under each Floating Rate Note, irrespective of any right of

                                       33

counterclaim or set-off, not later than 11:00 A.M. (local time in the city in which the relevant Administrative Agent's Account is maintained) on the day when due in the currency in which such Floating Rate Note is denominated to the
Administrative Agent at the relevant Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.08 or 2.10) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its
Lending Office, in each case to be applied in accordance with the terms of this
Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the
Floating Rate Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Company hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Floating Rate
Note held by such Lender, to charge from time to time against any or all of the
Company's accounts with such Lender any amount so due.

     (c) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Floating Rate Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, provided, however, that, if such extension would cause payment of interest or principal to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the
Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative
Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                                       34

     (f) In the event of any foreign exchange restriction or prohibition in
Argentina, any and all payments in respect of the Floating Rate Notes shall be made, to the extent permitted by such restriction or prohibition, in the relevant currency through (i) the sale of Bonex or of any other public or private bond issued in US Dollars or Euros or any other currency in Argentina or
(ii) any other legal mechanism for the acquisition of US Dollars or Euros in any exchange market, including, but not limited to, the delivery by the Company to the Administrative Agent of debt or equity instruments denominated in US Dollars or Euros which are traded in New York City, London or Frankfurt in an amount sufficient for the Administrative Agent to acquire from the sale thereof in New
York City, London or Frankfurt an amount of US Dollars or Euros, net of any commissions, fees or other costs, to cover each such payment. The Administrative
Agent shall sell such instruments promptly after the delivery to it and, in any event, within 10 Business Days after each such delivery, unless the Company shall, at the Administrative Agent's request, otherwise agree in writing. All costs, including any taxes, relative to such operations to obtain US Dollars or
Euros shall be borne by the Company.

          SECTION 2.10. Taxes. (a) Subject to the following subsection (b), unless otherwise required by law, all payments made by the Company or any
Subsidiary Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties and interest related thereto ("TAXES") of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof or having power to tax, including, but not limited to, federal, provincial and municipal authorities. In the event any such Taxes are so imposed on any payments made by the Company or any such Subsidiary
Guarantor, the Company or such Subsidiary Guarantor, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by each Lender (including Additional Amounts) after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal, premium, if any, and interest that would have been received in respect of the Floating Rate Notes in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any withholding or deduction in respect of any payment under a Floating Rate
Note or a Subsidiary Guarantee to, or to a third party on behalf of, a Lender for or on account of any such Taxes imposed (i) by reason of the Lender being a resident of Argentina; (ii) if presentation is required in respect of a Floating
Rate Note or a Subsidiary Guarantee, by reason of presentation by the Lender for payment on a date more than thirty (30) days after the date on which such payment first became due and payable or the date on which such payment is duly provided, whichever occurs later, except to the extent that the Lender would have been entitled to such Additional Amounts on presenting such Floating Rate
Note or Subsidiary Guarantee for payment on the last date of such period of thirty (30) days; (iii) in respect of any estate, asset (other than Personal
Asset Taxes), inheritance, gift, sales or transfer tax or similar tax assessment or governmental charge; (iv) any tax, assessment or other governmental charge
(other than Personal Asset Taxes) which is payable otherwise than by withholding from payments on or in respect of any Floating Rate Note; or (v) any combination of the reasons set forth in clause (i), (ii), (iii) or (iv) above. Furthermore, no Additional Amounts shall be paid to a Lender that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the
Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Lender.

                                       35

     (b) (i) If a Floating Rate Note is transferred to a transferee payments to which are subject to a Tax at a rate that is higher than the rate of Tax to which payments to the transferor are subject at the time of transfer, the
Company shall only pay the Tax on such payments at the rate applicable to payments to the transferor on the date of the transfer; provided if the rate of
Tax to which payments to the transferee is subject is lower than the rate of Tax to which payments to the transferor is subject the Company shall pay Taxes on such payments at such lower rate.

     (ii) At least 30 calendar days prior to each date on which any payment under or with respect to the Floating Rate Notes is due and payable, if the
Company or any Subsidiary Guarantor, as applicable, will be obligated to pay
Additional Amounts with respect to such payment, the Company or such Subsidiary
Guarantor will deliver to the Administrative Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the
Administrative Agent to pay such Additional Amounts to Lenders on the payment date and specifying the amount required to be deducted or withheld on the payments of principal and interest (and premium, if any) due on such payment date for or on account of Taxes and certifying that such amount will be deducted or withheld and paid by the Company or Subsidiary Guarantor, as the case may be, to the appropriate taxing or governmental authority. The Company hereby agrees to indemnify the Administrative Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this Section or the failure to furnish such a certificate. The obligations of the Company under this subsection shall survive the payment of the Floating Rate Notes and the resignation or removal of the Administrative Agent and the termination of this Agreement. Whenever in the Agreement there is mentioned, in any context, the payment of principal, premium, if any, interest, or any other amount payable, under or with respect to any Floating Rate Note or Subsidiary
Guarantee, such mention shall be deemed to include mention of the payment of
Additional Amounts to the extent that, in such context, Additional Amounts are payable in respect thereof.

     (iii) If the Company is held liable for any Personal Asset Taxes imposed on the Lenders or direct owners of Floating Rate Notes with respect to the Floating
Rate Notes, the Company hereby agrees to waive any right that it may have as a matter of Argentine law to seek reimbursement from such Lenders or direct owners of Floating Rate Notes for any such Personal Asset Taxes paid.

     (iv) In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority thereof or in the foregoing in respect of the creation, issue and offering of the Floating Rate Notes, and will pay any court, documentary or similar taxes and duties required to be paid in connection with the enforcement of the Floating Rate Notes following the incurrence of any Event of Default.

                                  ARTICLE III

                                       36

                   CONDITIONS TO CANCELLATION OF EXISTING DEBT
                      AND ISSUANCE OF FLOATING RATE NOTES

          SECTION 3.01. Conditions Precedent to Cancellation of Existing Debt of
Initial Lenders and Issuance of New Floating Rate Notes. It is a condition to the cancellation of the Existing Debt of the Initial Lenders and the issuance of
New Floating Rate Notes to the Initial Lenders pursuant to Section 2.02(a)(ii)
that each of the following conditions precedent have been satisfied:

          (a) On the Closing Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender an Officers' Certificate, dated the Closing Date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Closing Date, and

               (ii) No event has occurred and is continuing that constitutes a
          Default.

          (b) The Administrative Agent shall have received on or before the
     Closing Date the following, each dated the Closing Date:

               (i) The New Floating Rate Notes required by the Support
          Agreements to be issued on the Closing Date.

               (ii) Certified copies of the resolutions of the Board of
          Directors of the Company approving this Agreement and the New Floating
          Rate Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this
          Agreement and the New Floating Rate Notes.

               (iii) An Officers' Certificate certifying the names and true signatures of the Authorized Officers authorized to sign this
          Agreement and the New Floating Rate Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of Shearman & Sterling LLP, New York counsel for the Company, substantially in the form of Exhibit E hereto.

               (v) A favorable opinion of Cibils Robirosa - Labougle - Ibanez,
          Argentine counsel for the Company, substantially in the form of
          Exhibit F hereto.

               (vi) Evidence satisfactory to the Administrative Agent that on the Closing Date Series B-1 Senior Notes shall have been issued to the extent required by the Support Agreements.

               (vii) Evidence satisfactory to the Administrative Agent that on the Closing Date the Pledge Agreement shall have been executed by the parties thereto and the pledge of shares contemplated thereby shall have been made and perfected.

                                       37

          SECTION 3.02. Conditions Precedent to Cancellation of Existing Debt of
Subsequent Lenders and Issuance of APE Floating Rate Notes. It is a condition to the cancellation of the Existing Debt of a Subsequent Lender and the issuance of
APE Floating Rate Notes to such Subsequent Lender pursuant to Section
2.02(b)(ii) that each of the following conditions precedent have been satisfied:

          (a) On the Settlement Date for such Subsequent Lender, the following statements shall be true and the Administrative Agent shall have received for the account of such Subsequent Lender an Officers' Certificate, dated the Settlement Date for such Subsequent Lender, stating that:

               (i) The representations and warranties contained in Section 4.01 were correct on and as of the Closing Date, and

               (ii) No event had occurred and was continuing on the Closing Date that constituted a Default.

          (b) The Administrative Agent shall have received on or before the
     Settlement Date for such Subsequent Lender the following, each dated the
     Settlement Date for such Subsequent Lender:

               (i) The APE Floating Rate Notes required by the Adoption
          Agreement of such Subsequent Lender to be issued on the Settlement
          Date for such Subsequent Lender.

               (ii) Certified copies of the resolutions of the Board of
          Directors of the Company approving this Agreement and the APE Floating
          Rate Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this
          Agreement and the APE Floating Rate Notes.

               (iii) An Officers' Certificate certifying the names and true signatures of the Authorized Officers authorized to sign this
          Agreement and the APE Floating Rate Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of Shearman & Sterling, New York counsel for the Company, substantially in the form of Exhibit E hereto.

               (v) A favorable opinion of Cibils Robirosa - Labougle - Ibanez,
          Argentine counsel for the Company, substantially in the form of
          Exhibit F hereto.

          (c) The Administrative Agent shall have received on or before the
     Settlement Date for each Subsequent Lender, for the account of such
     Subsequent Lender, all interest accrued on the APE Floating Rate Notes through the Interest Payment Date preceding such Settlement Date.

                                       38

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Company. The
Company represents and warrants as follows:

          (a) The Company is a sociedad anonima duly organized, validly existing and in good standing under the laws of Argentina.

          (b) The execution, delivery and performance by the Company of this
     Agreement and the Floating Rate Notes and by each Subsidiary Guarantor of its Subsidiary Guarantee, and the consummation of the transactions contemplated hereby, are within the Company's and, at the time of the execution of such Subsidiary Guarantee, will be within such Subsidiary
     Guarantor's, corporate powers, have been and, at the time of the execution of such Subsidiary Guarantee, will have been, duly authorized by all necessary corporate action of the Company or such Subsidiary Guarantor, as the case may be, and do not and, at the time of the execution of such
     Subsidiary Guarantee, will not, contravene (i) the Company's or such
     Subsidiary Guarantor's, as the case may be, charter or by-laws or (ii) Law or any contractual restriction binding on or affecting the Company or such
     Subsidiary Guarantor, as the case may be.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Floating Rate Notes or, at the time of execution of a Subsidiary Guarantee, will be required for the due execution, delivery and performance by the relevant Subsidiary Guarantor of its Subsidiary Guarantee, except, in each such case, such as have or will have been duly obtained, taken or given.

          (d) This Agreement has been, and each of the Floating Rate Notes and the Subsidiary Guarantees when delivered hereunder will have been, duly executed and delivered by the Company or relevant Subsidiary Guarantor, as the case may be. This Agreement is, and each of the Floating Rate Notes and the Subsidiary Guarantees when delivered hereunder will be, the legal, valid and binding obligation of the Company or the relevant Subsidiary
     Guarantor, as the case may be, enforceable against the Company or the relevant Subsidiary Guarantor, as the case may be, in accordance with their respective terms.

          (e) The consolidated financial statements of the Company as at
     December 31, 2003, accompanied by an opinion of Deloitte & Co., S.R.L., independent public accountants, and the unaudited consolidated financial statements of the Company as at June 30, 2004, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Company as at such dates and the consolidated results of the operations of the Company for the year and six-month period ended on such dates, respectively, all in accordance with GAAP. Since June 30, 2004, there has been no

                                       39

     material adverse change in the consolidated financial condition or results of operations of the Company.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

          SECTION 5.01. Covenants. So long as any Floating Rate Note shall remain unpaid:

          (A) Company May Consolidate, Etc., Only on Certain Terms. (a) The
     Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person
     (other than a Restricted Subsidiary) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons (other than a
     Restricted Subsidiary) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an entirety to any other Person or Persons (other than a Restricted Subsidiary), unless at the time and immediately after giving effect thereto:

               (i) either (x) if the transaction is a consolidation or merger, the Company will be the continuing corporation or (y) the Person (if other than the Company) formed by such consolidation or into which the
          Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the
          Company and its Restricted Subsidiaries on a consolidated basis as an entirety (the "SURVIVING ENTITY") (A) will be a corporation duly organized and validly existing under the laws of Argentina, and (B)
          will expressly assume, by a supplemental agreement, in form satisfactory to the Administrative Agent, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest (and Additional Amounts, if any) on all the Floating Rate
          Notes and the performance and observance of every covenant of this
          Indenture on the part of the Company to be performed or observed;

               (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

               (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such

                                       40

          transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company
          (or of the Surviving Entity if the Company is not the continuing obligor under this Agreement) is equal to or greater than the
          Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

               (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period used to calculate the Company's Consolidated
          Fixed Charge Coverage Ratio with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Agreement) could incur at least US$1.00 of additional Indebtedness (other than
          Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 5.01(J)(a)(ii)(y)(2);

               (v) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental agreement confirmed that its Subsidiary Guarantee will apply to such
          Person's obligations under this Agreement and the Floating Rate Notes;

               (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any
          Lien, the provisions of Section 5.01(N) are complied with; and

               (vii) the Company or the Surviving Entity shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an Officers' Certificate
          (attaching the computations to demonstrate compliance with clauses
          (iii) and (iv) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with the requirements of this Agreement and that all conditions precedent therein provided for relating to such transaction have been complied with.

          (b) Each Subsidiary Guarantor, if any, will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of transactions, consolidate with or merge with or into any other
     Person (other than the Company or any Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other
     Person or Persons (other than the Company or any Subsidiary Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted
     Subsidiaries

                                       41

     on a consolidated basis as an entirety to any other Person or Persons
     (other than the Company or any Subsidiary Guarantor), unless at the time and after giving effect thereto:

               (i) either (x) if the transaction is a consolidation or merger, such Subsidiary Guarantor will be the continuing corporation or (y)
          the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor or its
          Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary
          Guarantor and its Restricted Subsidiaries on a consolidated basis as an entirety (the "SURVIVING GUARANTOR ENTITY") will be a corporation duly organized and validly existing under (A) the laws of Argentina or
          (B) the laws of the jurisdiction in which such Subsidiary Guarantor was organized and will expressly assume by a supplemental agreement in form satisfactory to the Administrative Agent, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                           (ii) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis
                  (and treating any obligation of the Subsidiary Guarantor, the
                  Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of
                  transactions as having been incurred at the time of such
                  transaction), no Default or Event of Default will have
                  occurred and be continuing; and

                           (iii) such Subsidiary Guarantor or the Surviving
                  Guarantor Entity will have delivered to the Administrative
                  Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such
                  supplemental agreement comply with the requirements of this
                  Agreement and that all conditions precedent therein provided for relating to such transaction have been complied with.

          (B) Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any
     Subsidiary Guarantor in accordance with Section 5.01(A), (B) and (C) in which the Company or the Subsidiary Guarantor, as the case may be, is not the continuing obligor under this Agreement or the Subsidiary Guarantee, the Surviving Entity or Surviving Guarantor Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement or the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Subsidiary Guarantor therein. When a successor assumes all the obligations of its predecessor under this Agreement, the Floating Rate Notes or a Subsidiary Guarantee,
     the predecessor shall be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any (and Additional Amounts, if any), and interest on the Floating Rate Notes or such Subsidiary Guarantee, as the case may be.

                                       42

          (C) Floating Rate Notes to Be Secured in Certain Events. If, upon any consolidation or merger of the Company or any Subsidiary Guarantor with or into any other Person, or upon any sale, assignment, conveyance, transfer, lease or disposition of the property of the Company or any Subsidiary
     Guarantor substantially as an entirety to any other Person, any property or assets of the Company or any Subsidiary Guarantor, as the case may be, would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 5.01(N) without equally and ratably securing the Floating Rate Notes, the Company or such Subsidiary Guarantor, as the case may be, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease, transfer or disposition, will as to such property or assets, secure the Floating Rate Notes then outstanding
     (together with, if the Company or such Subsidiary Guarantor, as the case may be, shall so determine, any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Floating Rate Notes) equally and ratably with (or prior to)
     the Indebtedness which upon such consolidation, sale, assignment, merger, conveyance, lease, transfer or disposition is to become secured as to such property or assets by such Lien, or will cause such Floating Rate Notes to be so secured.

          (D) Corporate Existence. Subject to Sections 5.01(A), (B) and (C), the
     Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Lenders.

          (E) Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings

          (F) Maintenance of Properties. The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the
     Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the

                                       43

     judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lenders.

          (G) Insurance. The Company will at all times keep all of its and its
     Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          (H) Statement by Officers as to Default. (a) The Company will deliver to the Administrative Agent, within 120 days after the end of each fiscal year and 45 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement. For purposes of this subsection, such compliance shall be determined without regard to any period of grace or requirement of notice under this
     Agreement.

          (b) When any Default has occurred and is continuing under this
     Agreement, the Company shall deliver to the Administrative Agent by registered or certified mail or by telex or facsimile transmission an
     Officers' Certificate specifying such event within ten Business Days of its occurrence.

          (I) [Intentionally Omitted.]

          (J) Limitation on Indebtedness. (a) (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to
     (collectively, "incur") any Indebtedness (including without limitation
     Acquired Indebtedness), and (ii) the Company will not permit any of its
     Restricted Subsidiaries to issue (except if issued to or owned beneficially and of record by the Company or any of its Restricted Subsidiaries) any
     Preferred Stock; provided that (x) the Company and its Restricted
     Subsidiaries may incur Permitted Indebtedness and (y) the Company may incur
     Indebtedness if, after giving effect thereto, (1) the Consolidated Fixed
     Charge Coverage Ratio on the date thereof would be at least 2.25 to 1.00 and (2) the Consolidated Indebtedness Ratio on the date thereof would be not more than 4.00 to 1.00, in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed
     Charge Coverage Ratio.

          (b) The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that is expressly subordinated to any other
     Indebtedness of the Company or such Subsidiary Guarantor unless such
     Indebtedness by its terms is also expressly made subordinated to the
     Floating Rate Notes, in the case of the Company, or the relevant Subsidiary
     Guarantee, in the case of a Subsidiary Guarantor.

                                       44

          (K) Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified
          Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any options, warrants or other rights to acquire such shares of
          Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or final maturity, any Subordinated Indebtedness;

               (iv) make any Investment (other than any Permitted Investment) in any Person (including, without limitation, any Unrestricted
          Subsidiary); or

               (v) (x) declare or pay any dividend or distribution on any
          Capital Stock of any Restricted Subsidiary (other than to the Company or any wholly owned Restricted Subsidiary) or (y) purchase, redeem or otherwise acquire or retire for value any Capital Stock of any
          Restricted Subsidiary held by any Affiliate of the Company (other than another Restricted Subsidiary),

     (such payments or other actions described in (but not excluded from)
     clauses (i) through (v) are collectively referred to as "RESTRICTED
     PAYMENTS"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board
     Resolution), (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could incur at least US$1.00 of additional
     Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of Section 5.01(J)(a)(ii)(y)(2) and (z) the aggregate amount of all Restricted Payments declared or made after the first day of the fiscal quarter of the Company in which the Original Issue
     Date occurs shall not exceed the sum of:

               (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period)
          beginning on the first day of the fiscal quarter of the Company in which the Original Issue Date occurs and ending on the last day of the
          Company's latest fiscal quarter ending prior to the date of such proposed Restricted Payment for which consolidated financial information for the Company and its Restricted Subsidiaries is
          available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                                       45

               (B) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive; provided that, for any property whose fair market value exceeds US$2,000,000 (or, to the extent non-US Dollar denominated the US Dollar Equivalent of such amount), either the Company shall have completed a Qualified Equity
          Offering or such fair market value shall be confirmed by an independent appraisal from a recognized appraiser provided by the
          Company) received after the Original Issue Date by the Company as capital contributions, or from the issuance or sale (other than to a
          Restricted Subsidiary) of shares of Qualified Capital Stock of the
          Company (including upon the exercise of options, warrants or rights)
          or warrants, options or rights to purchase shares of Qualified Capital
          Stock of the Company (excluding any Qualified Capital Stock, or warrants, options or rights to purchase shares of Qualified Capital
          Stock with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the
          Company or from any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid or (y) contributed, extended, guaranteed or advanced by the Company or by any Restricted Subsidiary
          (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

               (C) the amount by which Indebtedness is reduced on a consolidated balance sheet of the Company prepared in accordance with GAAP upon the conversion or exchange subsequent to the Original Issue Date of any
          Indebtedness of the Company or a Restricted Subsidiary for Qualified
          Capital Stock (less the amount of any cash, or the fair market value of any property other than cash (as determined by the Board of
          Directors, whose good faith determination will be conclusive; provided that, for any property whose fair market value exceeds US$2,000,000
          (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), either the Company shall have completed a Qualified
          Equity Offering or such fair market value shall be confirmed by an independent appraisal from a recognized appraiser provided by the
          Company) distributed by the Company upon such conversion or exchange);
          provided, however, that the foregoing amount shall not exceed the Net
          Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Restricted Subsidiary or to an employee stock ownership plan or to a trust established by the Company or any of its Restricted
          Subsidiaries for the benefit of its employees); plus

               (D) to the extent not otherwise included in the Consolidated Net
          Income of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person (other than reductions in
          Permitted Investments) resulting from the payment in cash of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted
          Subsidiary after the Original Issue Date from such Person and (ii) the portion (proportionate to the Company's equity interest in such
          Subsidiary) of the Fair Market Value of the net assets of any
          Unrestricted

                                       46

          Subsidiary at the time such Unrestricted Subsidiary is designated a
          Restricted Subsidiary; provided, however, that in the case of (i) or
          (ii) above the foregoing sum shall not exceed the amount of
          Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or
          Unrestricted Subsidiary.

          (b) Notwithstanding paragraph (a) above, the Company and any
     Restricted Subsidiary may take the following actions (so long as, with respect to clauses (iv) and (v) below, no Default or Event of Default shall have occurred and be continuing):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a)
          above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph
          (a) above;

               (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

               (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

               (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence
          (other than to a Restricted Subsidiary) of, new Subordinated
          Indebtedness so long as (A) the principal amount of such new
          Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, (B) such new Subordinated
          Indebtedness is subordinated to the Floating Rate Notes to the same extent as such Subordinated Indebtedness and (C) such new Subordinated
          Indebtedness has (x) an Average Life longer than the Average Life of the Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired plus one year and (y) a final Stated Maturity of principal later than the final Stated Maturity of principal of the
          Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired plus one year; and

               (v) make other Restricted Payments in an aggregate amount not in excess of US$5,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount).

                                       47

          The actions described in clauses (ii), (iii) and (v) of this paragraph
     (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (i) and (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not (except, in the case of clauses (i), to the extent of the deemed payment therein described) reduce the amount that would otherwise be available for
     Restricted Payments under clause (3) of paragraph (a).

          (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2)
     the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

          (L) Limitation on Issuances and Sales of Capital Stock of Restricted
     Subsidiaries. The Company will not permit any Restricted Subsidiary to issue or sell any Capital Stock (other than to the Company or a wholly-owned Restricted Subsidiary); provided, however, that this covenant shall not prohibit any issuance or sale of the Capital Stock of any
     Restricted Subsidiary if immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted
     Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section
     5.01(K) hereof if made on the date of such issuance or sale.

          (M) Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (each of the foregoing, an "AFFILIATE TRANSACTION")
     (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than Exempted Affiliate
     Transactions), unless (i) such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, and is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates, (ii) with respect to any Affiliate Transaction involving aggregate consideration equal to or greater than US$5,000,000
     (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), the Company will deliver an officer's certificate to the
     Administrative Agent certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Company or, in the event no members of the Board of Directors of the Company are Disinterested
     Directors with respect to any Affiliate Transaction included in this clause
     (ii), the Company will obtain a written opinion from a recognized U.S.
     investment banking firm, appraisal firm or independent public

                                       48

     accounting firm certifying that such Affiliate Transaction is fair to the
     Company or its Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any Affiliate Transaction involving aggregate consideration in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), the
     Company will obtain a written opinion from a recognized United States investment banking firm, appraisal firm or independent public accounting firm to the effect set forth in the preceding clause (ii).

          (N) Limitation on Liens. The Company will not, and will not permit any
     Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the
     Original Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated
     Indebtedness, the Floating Rate Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and
     (y) in the case of any other Lien, the Floating Rate Notes are equally and ratably secured with the obligation or liability secured by such Lien.

          (O) Limitation on Issuances of Guarantees by Restricted Subsidiaries.
     The Company will not permit any Restricted Subsidiary that is not a
     Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Floating Rate Notes ("OTHER GUARANTEED INDEBTEDNESS"), unless (i)
     such Guarantee is otherwise permitted under the terms of this Agreement,
     (ii) such Restricted Subsidiary simultaneously executes and delivers a supplemental agreement to this Agreement providing for a Guarantee of the
     Floating Rate Notes by such Restricted Subsidiary and (iii) such Restricted
     Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company as a result of any payment by such Restricted Subsidiary under such Subsidiary Guarantee. If the Other Guaranteed Indebtedness is (A) pari passu with the Floating Rate
     Notes, then the guarantee of such Other Guaranteed Indebtedness shall be pari passu with, or subordinated to, such Subsidiary Guarantee, or (B)
     subordinated to the Floating Rate Notes, then the guarantee of such Other
     Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Other Guaranteed Indebtedness is subordinated to the Floating Rate Notes.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a
     Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary
     (which sale, exchange or transfer is not prohibited by the Agreement) or
     (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment by such Restricted Subsidiary under such Guarantee.

                                       49

          (P) Purchase of Floating Rate Notes upon a Change of Control. (a) If a
     Change of Control shall occur at any time, then each Lender shall have the right to require that the Company purchase such Lender's Floating Rate
     Notes, in whole or in part, at a purchase price (the "CHANGE OF CONTROL
     PURCHASE PRICE") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase
     (the "CHANGE OF CONTROL PURCHASE DATE"), pursuant to the offer and the other procedures described in paragraphs (b) and (c) of this subsection
     (the "CHANGE OF CONTROL OFFER").

          (b) Within 30 days following any Change of Control, the Company shall notify the Administrative Agent in writing thereof and give written notice of such Change of Control to each Lender in the manner provided in Section
     8.02, stating:

               (i) that a Change in Control has occurred and that such Lender has the right to require the Company to repurchase such Lender's
          Floating Rate Notes at the Change of Control Purchase Price;

               (ii) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

               (iii) the Change of Control Purchase Price and the Change of
          Control Purchase Date, which shall be a Business Day no earlier than
          30 days nor later than 60 days from the date such notice is mailed;

               (iv) that all Floating Rate Notes validly tendered will be accepted for payment and that any Floating Rate Note not tendered shall continue to accrue interest;

               (v) that, unless the Company defaults in the payment of the
          Change of Control Purchase Price, any Floating Rate Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

               (vi) the instructions that a Lender must follow to accept a
          Change of Control Offer or to withdraw such acceptance in accordance with paragraph (c) of this subsection.

          (c) Lenders electing to have Floating Rate Notes purchased will be required to surrender such Floating Rate Notes to the Company at the address specified in the notice at least five Business Days prior to the
     Change of Control Purchase Date. Lenders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the
     Floating Rate Notes delivered for purchase by the Lender as to which his election is to be withdrawn and a statement that such Lender is withdrawing his election to have such Floating Rate Notes purchased. Lenders whose
     Floating Rate Notes are purchased only

                                       50

     in part will be issued new Floating Rate Notes equal in principal amount to the unpurchased portion of the Floating Rate Notes surrendered.

          (d) The Company shall not, and shall not permit any Restricted
     Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the Original Issue Date and any refinancings thereof) that would materially impair the ability of the Company to make a Change of Control
     Offer to purchase the Floating Rate Notes or, if such Change of Control
     Offer is made, to pay for the Floating Rate Notes tendered for purchase.

          (Q) Limitation on Sale of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless
     (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the assets sold, (ii) the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents shall not, when aggregated with the Fair Market Value of all other non-cash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Original Issue Date that have not, prior to such date, been converted to cash or Cash Equivalents, exceed five percent of the Consolidated Tangible Assets of the Company at the time of the Asset Sale under consideration; and provided that, with respect to any
     Asset Sales to Affiliates of the Company, the Company receives consideration consisting of no less than 85% cash or Cash Equivalents and
     (iii) immediately before and immediately after giving effect to such Asset
     Sale, no Default or Event of Default shall have occurred and be continuing.
     For purposes of clause (ii) above, any Indebtedness or other liabilities
     (as shown on the Company's or such Subsidiary's most recent balance sheet)
     of the Company or any Subsidiary (other than contingent liabilities) that are assumed by the transferee in connection with an Asset Sale shall be deemed to be Cash Equivalents, but only to the extent such assumption is effected on a basis under which there is no recourse to the Company or any
     Subsidiary of the Company with respect to such Indebtedness or other liabilities.

          (b) If the Company or any Restricted Subsidiary engages in an Asset
     Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding senior Indebtedness of the Company or senior Indebtedness of any Restricted Subsidiary or (ii) invest (or enter into a legally binding commitment to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in any line or lines of business of the Company or its Restricted Subsidiaries on the Original Issue Date or which are related, ancillary or complementary thereto; provided that any such investment shall be completed within 24 months of such Asset Sale. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "EXCESS PROCEEDS", provided that no investment commitment referred to in clause (ii) above shall constitute a use of Net
     Cash Proceeds unless such Net Cash Proceeds are actually so invested within
     24 months of such Asset Sale.

          (c) When the aggregate amount of Excess Proceeds exceeds US$5,000,000
     (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount),

                                       51

     the Company shall, within 20 Business Days, make an offer to purchase for cash at par plus interest accrued but unpaid (an "EXCESS PROCEEDS OFFER")
     from all Lenders, on a pro rata basis, in accordance with the procedures set forth in this Agreement, the maximum principal amount (computed on the basis of the US Dollar Equivalent of such principal amount in the case of
     Floating Rate Notes that are non-US Dollar denominated) of Floating Rate
     Notes that may be purchased with the Excess Proceeds multiplied by a fraction the numerator of which is the aggregate principal amount, as so computed, of the Floating Rate Notes outstanding on the day such offer is made and the denominator of which is such principal amount, as so computed, plus the aggregate principal amount of the Senior Notes outstanding on such date, such maximum principal amount being the "FLOATING RATE NOTES EXCESS
     PROCEEDS AMOUNT". If the aggregate principal amount, as so computed, of
     Floating Rate Notes validly tendered and not withdrawn by holders thereof exceeds the Floating Rate Notes Excess Proceeds Amount, the Floating Rate
     Notes to be purchased will be selected on a pro rata basis (based upon the principal amount, as so computed, of Floating Rate Notes tendered by each
     Lender). Upon completion of such Excess Proceeds Offer, the Floating Rate
     Notes Excess Proceeds Amount shall be deemed to be zero.

          (d) The Company shall, within the time period provided in paragraph
     (c) above, notify the Administrative Agent in writing of any Excess
     Proceeds Offer and shall give written notice of such Excess Proceeds Offer to each Lender in the manner provided in Section 8.02 stating:

               (i) that the Lender has the right to require the Company to repurchase such Lender's Floating Rate Notes at the Offered Price
          (including any Additional Amounts) subject to proration in the event the Excess Proceeds multiplied by the fraction specified in paragraph
          (c) above are less than the aggregate Offered Price (including any
          Additional Amounts) of all Floating Rate Notes tendered;

               (ii) the date of purchase of Floating Rate Notes pursuant to the
          Excess Proceeds Offer (the "ASSET SALE PURCHASE DATE"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

               (iii) that any Floating Rate Note not tendered will continue to accrue interest;

               (iv) that, unless the Company defaults in the payment of the
          Offered Price, any Floating Rate Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the
          Asset Sale Purchase Date; and

               (v) the instructions a Lender must follow to accept an Excess
          Proceeds Offer or to withdraw such acceptance in accordance with paragraph (e) of this subsection.

                                       52

          (e) Lenders electing to have Floating Rate Notes purchased will be required to surrender such Floating Rate Notes to the Company at the address specified in the notice at least five Business Days prior to the
     Asset Sale Purchase Date. Lenders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Floating
     Rate Notes delivered for purchase by the Lender as to which his election is to be withdrawn and a statement that such Lender is withdrawing his election to have such Floating Rate Notes purchased. Lenders whose Floating
     Rate Notes are purchased only in part will be issued new Floating Rate
     Notes equal in principal amount to the unpurchased portion of the Floating
     Rate Notes surrendered.

          (R) Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless
     (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 5.01(Q) with respect thereto, (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness (other than Permitted Indebtedness) in accordance with the provisions hereof exclusive of clause (a)(ii)(y)(2) of Section
     5.01(J) in the amount of the Attributable Value incurred in respect of such
     Sale and Leaseback Transaction and (iii) the Company or such Restricted
     Subsidiary would be permitted to grant a Lien under Section 5.01(N) to secure the amount of the Attributable Value in respect of such Sale and
     Leaseback Transaction.

          (S) Limitation on Dividend and Other Payment Restrictions Affecting
     Restricted Subsidiaries. The Company will not, and will not permit any
     Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Agreement that would not materially adversely affect the
     Company's ability to satisfy its obligations under the Floating Rate Notes and this Agreement), except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Original Issue
     Date (any such agreement which relates to a US Dollar amount in excess of
     US$1,000,000 (or, to the extent non-US Dollar denominated, the US Dollar
     Equivalent of such amount) being listed on a schedule attached thereto),
     (ii) applicable law, (iii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the
     Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iv) any agreement or other instrument of a Person, or binding with respect to assets, acquired by the
     Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of

                                       53

     any Person, other than the Person, or the property or assets of the Person, or such assets, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 5.01(Q) hereof with respect to the assets to be sold pursuant to such contract, (vi) any agreement providing for the incurrence of Indebtedness by a Restricted
     Subsidiary in compliance with Section 5.01(J) hereof, provided that such
     Restricted Subsidiary is or becomes at the time of such agreement a
     Subsidiary Guarantor; (vii) in any agreement pursuant to which Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Floating Rate Notes than is customary in comparable financings (as determined by the Company)
     and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Floating Rate Notes, and (viii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (vii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Floating Rate Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

          (T) Provision of Reports and Financial Statements. (a) The Company
     shall provide to the Administrative Agent and holders of Floating Rate
     Notes: (i) within 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for such fiscal year and (ii) within 60 days after the end of each of the first three fiscal quarters of the Company, unaudited consolidated financial statements of the Company for such fiscal quarter. Each of the financial statements referred to in (i) and (ii) shall be prepared in accordance with Argentine
     GAAP consistently applied, shall be translated into English, and shall be accompanied by a discussion and analysis, substantially in the format of the "Management's Discussion and Analysis of Financial Condition and
     Results of Operations" that would be included in a Form 20-F filed under the Exchange Act, except that such discussion and analysis will be required only to compare the financial condition and results of operations of the fiscal year or fiscal quarter most recently ended to the prior fiscal year or comparable fiscal quarter of the prior fiscal year, as applicable. The financial statements referred to in (i) shall contain a reconciliation to
     U.S. GAAP of net income and shareholders' equity and a report thereon by the Company's independent auditors. In addition, the Company shall provide to the Administrative Agent and holders of Floating Rate Notes an English translation of each document filed by the Company with the CNV and made publicly available in Argentina.

          (b) The Company and any Subsidiary Guarantors shall at all times comply with the periodic reporting requirements of the CNV and the BASE as in effect at the time of reporting.

          (c) The Company's delivery of such reports, information and documents to the Administrative Agent is for informational purposes only and the
     Administrative Agent's receipt of such shall not constitute constructive notice of any information

                                       54

     contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on
     Officers' Certificates).

          (U) Limitation on Capital Expenditures. The Company will not, and will not permit any Restricted Subsidiary to, make any Capital Expenditure other than Permitted Capital Expenditures unless on the date of such Capital
     Expenditure the Consolidated Fixed Charge Coverage Ratio exceeds 2.0 to
     1.0. Notwithstanding the foregoing, the Company and any Restricted
     Subsidiary may apply Net Cash Proceeds in accordance with Section 5.01(Q)
     or Net Equity Proceeds to Capital Expenditures without regard to this subsection and the application of such Net Cash Proceeds or Net Equity
     Proceeds will not reduce the aggregate amount of Permitted Capital
     Expenditures that may be made in any fiscal year under this Section.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events
("EVENTS OF DEFAULT") shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest or any Additional Amounts on any Floating Rate Note when such amounts become due and payable, and continuance of such default for a period of 30 days;

          (b) default in the payment of any principal of and/or premium, if any, on any Floating Rate Note when due and payable at its Maturity;

          (c) default in the performance, or breach, of the provisions described in Sections 5.01(A), (B) and (C), the failure to make or consummate a
     Change of Control Offer in accordance with the provisions of Section
     5.01(P) or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 5.01Q;

          (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this
     Agreement or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Administrative Agent or to the Company and the
     Administrative Agent by the Required Lenders;

          (e) (i) failure by either of the Company or any of its Significant
     Subsidiaries to make any payment when due and after the date which is 10 days beyond the expiration

                                       55

     of any applicable grace period, in respect of any Indebtedness of the
     Company (other than Non-participating Existing Notes and Non-participating
     Existing Bank Debt) or any of such Significant Subsidiaries that has an aggregate outstanding principal amount in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) or (ii) one or more defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which the Company
     (other than as aforesaid) or any Significant Subsidiary then has outstanding Indebtedness in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount), individually or in the aggregate, and either (x) a principal amount of such
     Indebtedness in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the US Dollar Equivalent of such amount) is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (f) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money (other than in respect of Non-participating Existing Notes or Non-participating
     Existing Bank Debt), either individually or in an aggregate amount, in excess of US$10,000,000 (or, to the extent non-US Dollar denominated, the
     US Dollar Equivalent of such amount) (exclusive of judgment amounts covered by insurance) and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

          (g) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the
     Indenture);

          (h) a resolution is passed or adopted by the Board of Directors or stockholders of the Company, or a judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Section 5.01(A);

          (i) a court having jurisdiction enters a decree or order for (a)
     relief in respect of the Company or any Significant Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for the Company or any Significant Subsidiary for all or
     substantially all of the property of the Company or any Significant
     Subsidiary and such decree or order remains unstayed and in effect for 60 or more days;

          (j) the Company or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy,

                                       56

     insolvency or other similar law now or hereafter in effect other than in connection with the APE, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the
     Company or any Significant Subsidiary for all or substantially all of the property of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

          (k) the Argentine Government declares a general suspension of payment, or a moratorium, in either case applicable to payment of the Floating Rate
     Notes;

          (l) the Pledge Agreement ceases to be in full force and effect or is declared null and void or shall cease to create a security interest in the collateral thereunder for the benefit of the holders of the Floating Rate
     Notes or such security interest shall cease to be first priority; or

          (m) any representation or warranty made herein shall prove to have been materially incorrect when made.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Floating Rate Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the
Floating Rate Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company;
provided, however, that if an Event of Default specified in clause (i) or (j)
above shall occur and be continuing with respect to the Company, the Floating
Rate Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VII

                               THE RELEVANT AGENTS

         SECTION 7.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes each of the Administrative Agent and the Collateral Agent
(collectively the "RELEVANT AGENTS") to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Pledge
Agreement, as the case may be, as are delegated to such Relevant Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto.

     (b) As to any matters not expressly provided for by this Agreement
(including, without limitation, enforcement or collection of the Floating Rate
Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting)
upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all Lenders; provided, however, that the
Administrative Agent shall not be required to take any action that exposes the
Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender

                                       57

prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement and notice of any Event of Default of which it has actual knowledge within 30 days of acquiring such knowledge.

         SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Floating
Rate Note as the Lender thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Floating Rate Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel
(including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this
Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Company or the existence at any time of any Default or to inspect the property (including the books and records)
of the Company; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. Societe Generale and Affiliates. With respect to any
Floating Rate Note issued to or held by it, Societe Generale shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or
"Lenders" shall, unless otherwise expressly indicated, include Societe Generale in its individual capacity. Societe Generale and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Societe
Generale were not the Administrative Agent and without any duty to account therefor to the Lenders. The Administrative Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Administrative Agent.

         SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

                                       58

this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05. Indemnification. The Lenders agree to indemnify the
Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Floating Rate Notes then held by each of them computed on the basis of the US Dollar Equivalent of non-US
Dollar denominated Floating Rate Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "INDEMNIFIED
COSTS"), provided that no Lender shall be liable for any portion of the
Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share
(computed on the basis of the US Dollar Equivalent of the principal amount of non-US Dollar-denominated Floating Rate Notes) of any out-of-pocket expenses
(including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

         SECTION 7.06. Successor Administrative Agent. The Administrative Agent
may resign at any time by giving written notice thereof to the Lenders and the
Company and may be removed at any time with or without cause by the Required
Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor
Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring
Administrative Agent's giving of notice of resignation or the Required Lenders'
removal of the retiring Administrative Agent, then the retiring Administrative
Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least US$500,000,000 (or the US Dollar Equivalent thereof). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor
Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations under this Agreement.
After any retiring Administrative Agent's resignation or removal hereunder as
Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was
Administrative Agent under this Agreement.

                                       59

                                  ARTICLE VIIA
                      GUARANTEES OF THE FLOATING RATE NOTES

         SECTION 7A.01. Guarantee. (a) Subject to the provisions of this Article
VIIA, each Subsidiary Guarantor unconditionally and irrevocably guarantees to each Lender and to the Administrative Agent and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Floating
Rate Notes or the obligations of the Company or any other subsequent Subsidiary
Guarantors to the Lenders or the Administrative Agent hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Floating Rate
Notes (and any Additional Amounts payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of
Lenders pursuant to the provisions of the Floating Rate Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Floating Rate Notes and all other obligations of the Company or any prior or subsequent Subsidiary
Guarantors to the Lenders or the Administrative Agent hereunder or thereunder
(including amounts due the Administrative Agent under Section 2.03 and Section
7.05 hereof) and all other obligations hereunder and under the Floating Rate
Notes and the Subsidiary Guarantees shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Floating Rate Notes or any of such other Guaranteed Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Lenders, for whatever reason, such Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Agreement or the Floating Rate Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Lenders to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the
Company.

     (b) Each Subsidiary Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Floating Rate Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Lender with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Floating Rate Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Floating Rate
Notes, this Agreement and its Subsidiary Guarantee. Each Subsidiary Guarantor
acknowledges that its Subsidiary Guarantee is a guarantee of payment and not of collection. If any Lender or the Administrative Agent is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such
Subsidiary Guarantor to the Administrative Agent or such Lender, each Subsidiary
Guarantee, to the extent

                                       60

theretofore discharged, shall be reinstated in full force and effect. Each
Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (a) subject to this
Article VIIA, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of its
Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in
Section 6.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by any such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

     (c) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the
Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the
Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Floating Rate Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Floating Rate Notes, whether as a "VOIDABLE PREFERENCE",
"FRAUDULENT TRANSFER" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Floating Rate Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 7A.02. No Need to Endorse Subsidiary Guarantee on Floating Rate
Notes. Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each
Floating Rate Note a notation of such Subsidiary Guarantee.

         SECTION 7A.03. Release of a Subsidiary Guarantor. (a) If no Default
exists or would exist under this Agreement, upon the sale or disposition of all of the Capital Stock of any Subsidiary Guarantor by the Company or a Restricted
Subsidiary of the Company in a transaction constituting an Asset Sale the Net
Cash Proceeds of which are applied in accordance with Section 5.01(Q), or upon the consolidation or merger of any Subsidiary Guarantor with or into any person in compliance with Section 5.01(A) (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), such Subsidiary
Guarantor and each Subsidiary of the Subsidiary Guarantor that is also a
Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article VIIA without any further action required on the part of the Administrative Agent or any Lender; provided, however, that such Subsidiary Guarantor is sold or disposed of in accordance with this Agreement.

     (b) The Administrative Agent shall deliver an appropriate instrument evidencing the release of the Subsidiary Guarantor upon receipt of a request of the Company or the Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section
7A.03. Any Subsidiary Guarantor not so released or the entity

                                       61

surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article VIIA.

     (c) The Administrative Agent shall execute any documents reasonably requested by the Company or any Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary
Guarantee and under this Article VIIA.

     (d) Except as set forth in Article V and this Section 7A.03, nothing contained in this Agreement or in any of the Floating Rate Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Subsidiary
Guarantor as an entirety or substantially as an entirety to the Company.

         SECTION 7A.04. Waiver of Subrogation. Until this Agreement is discharged and all of the Floating Rate Notes are discharged and paid in full, each Subsidiary Guarantor irrevocably waives and agrees not to exercise any claim or other rights which it may have at the time its Subsidiary Guarantee is made or may thereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Floating Rate Notes or this Agreement and the Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Administrative Agent or the Lenders under the Floating Rate Notes, this Agreement, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Administrative
Agent for the benefit of such Guarantee Parties to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Agreement. Each Subsidiary
Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 7A.04 will be knowingly made in contemplation of such benefits.

         SECTION 7A.05. Immediate Payment. Each Subsidiary Guarantor agrees to make immediate payment to the Administrative Agent on behalf of the Guaranteed
Parties of all Guaranteed Obligations owing or payable to the respective
Guaranteed Parties upon receipt of a demand for payment therefor by the
Administrative Agent to such Subsidiary Guarantor in writing.

         SECTION 7A.06. No Set-off. Each payment to be made by any Subsidiary
Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or

                                       62

currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         SECTION 7A.07. Obligations Absolute. The obligations of each Subsidiary
Guarantor hereunder shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Subsidiary Guarantor hereunder which may not be recoverable from the Subsidiary Guarantor on the basis of a guarantee shall be recoverable from the Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

         SECTION 7A.08. Obligations Continuing. The obligations of each
Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full.

         SECTION 7A.09. Obligations Not Reduced. The obligations of each
Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Floating Rate Notes or this Agreement.

         SECTION 7A.10. Obligations Reinstated. The obligations of each
Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of such Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of such Subsidiary Guarantor) is rescinded or reclaimed from any of the
Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by such Subsidiary Guarantor as provided herein.

         SECTION 7A.11. Obligations Not Affected. The obligations of such
Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by such Subsidiary Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defense to a claim against such Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate such Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the
Guaranteed Parties or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

                                       63

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Agreement, the Floating Rate Notes or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Agreement or the Floating Rate Notes, or to give notice thereof to such Subsidiary
     Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the
     Company or any other person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Floating Rate Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Floating Rate Notes or this Agreement, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Floating Rate
     Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or such Subsidiary
     Guarantor;

          (h) any merger or amalgamation of the Company or such Subsidiary
     Guarantor with any person or persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

          (j) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Agreement or the Floating Rate Notes or of such Subsidiary Guarantor in respect of its Subsidiary Guarantee.

         SECTION 7A.12. Waiver. Without in any way limiting the provisions of
Section 7A.01 hereof, each Subsidiary Guarantor waives notice of acceptance hereof, notice of any liability of the Subsidiary Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of any
Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the
Guaranteed Obligations, or other notice or formalities to the Company or the
Subsidiary Guarantors of any kind whatsoever. Each Subsidiary Guarantor waives all benefits set forth in Articles 480 (second paragraph), 481 and 482 of the
Argentine Commercial Code as well as any rights and powers contemplated by
Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020, 2021 (except the right to oppose payment), 2022, 2023, 2024, 2025, 2026, 2028, 2029, 2043, 2044,

                                       64

2045, 2046, 2047, 2049 (except in the case of express prior written waiver issued by the Administrative Agent and authorized in accordance with this
Agreement), and 2050 of the Argentine Civil Code, to the extent any such rights of defenses would otherwise become applicable or available to the Subsidiary
Guarantor. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Floating Rate Notes pursuant to this Agreement and that the waivers set forth in this Section 7A.13 will be knowingly made in contemplation of such benefit.

         SECTION 7A.13. Dealing with the Company and Others. The Guaranteed
Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

          (b) take or abstain from taking security or collateral from the
     Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration)
     any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Agreement or the Floating Rate Notes;

          (d) accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Guaranteed Obligations as the Guaranteed
     Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Guaranteed
     Parties or the Administrative Agent may see fit.

         SECTION 7A.14. Default and Enforcement. If any Subsidiary Guarantor
fails to pay in accordance with Section 7A.05 hereof, the Administrative Agent may proceed in its name as Administrative Agent hereunder in the enforcement of the Subsidiary Guarantee of such Subsidiary Guarantor and such Subsidiary
Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary
Guarantor the Guaranteed Obligations.

         SECTION 7A.15. Costs and Expenses. Each Subsidiary Guarantor shall pay on demand by the Administrative Agent any and all costs, fees and expenses
(including, without limitation, legal fees on a solicitor and client basis)
incurred by the Administrative Agent, its agents, advisors and counsel or any of the Guaranteed Parties in enforcing any of their rights under the Subsidiary
Guarantee issued by such Subsidiary Guarantor.

                                       65

         SECTION 7A.16. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the other
Guaranteed Parties, any right, remedy, power or privilege hereunder or under the
Agreement or the Floating Rate Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Agreement or the Floating Rate Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary
Guarantee and under this Agreement, the Floating Rate Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the
Administrative Agent are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         SECTION 7A.17. Representation and Warranty of each Subsidiary
Guarantor. Each Subsidiary Guarantor represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of its Subsidiary Guarantee, to constitute the same valid, binding and legal obligation of such Subsidiary
Guarantor, enforceable against such Subsidiary Guarantor, its successors and assigns in accordance with its terms, will have been done and performed and have happened in compliance with all applicable laws. The obligations of each
Subsidiary Guarantor under its Subsidiary Guarantee shall constitute a direct, general, irrevocable, unsecured and unsubordinated obligations of such
Subsidiary Guarantor.

         SECTION 7A.18. Special Waiver. To the extent that any Subsidiary
Guarantor may be entitled to the benefit of any provision of law requiring the
Administrative Agent or any Lender, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Agreement or the Floating Rate Notes, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO
JUDICATUM SOLVI" or "EXCEPCION DE ARRAIGO"), or to take any similar action, such
Subsidiary Guarantor waives such benefit, in each case to the fullest extent permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

         SECTION 7A.19. Severability. Any provision of this Article VIIA which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Agreement and this Article VIIA.

         SECTION 7A.20. Successors and Assigns. Any Subsidiary Guarantee shall be binding upon and inure to the benefit of the relevant Subsidiary Guarantor and the Administrative Agent and the other Guaranteed Parties and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

         SECTION 7A.21. General Limitation on Subsidiary Guarantee Obligations.
In any action or proceeding involving any state corporate law, or any state or
Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally or similar laws applicable in Argentina or any other country, if the obligations of any Subsidiary Guarantor under Section 7A.01 would otherwise be held or determined to be void, voidable, invalid or

                                       66

unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7A.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative
Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding so as not to constitute a fraudulent transfer under any such applicable law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Floating Rate Notes, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a)
reduce the principal of, or interest on, the Floating Rate Notes or any amounts payable hereunder, (b) postpone any date fixed for any payment of principal of, or interest on, the Floating Rate Notes or any other amounts payable hereunder,
(c) release or impair the Lien of any collateral securing the Floating Rate
Notes, (d) change the percentage of the aggregate unpaid principal amount of the
Floating Rate Notes, or the number of Lenders, that shall be required for the
Lenders or any of them to take any action hereunder, or (e) amend this Section
8.01; and provided further that no amendment, waiver or consent shall, unless signed by Lenders owed at least 85% in interest of the US Dollar Equivalent of the then aggregate unpaid principal amount of the Floating Rate Debt or, if no such principal amount is then outstanding, holders of at least 85% in interest of the US Dollar Equivalent of the then aggregate unpaid principal amount of the
Existing Bank Debt amend, waive or consent to any departure from Section 5.01(P)
(including by amending any definition used therein); and provided further, that no amendment, waiver or consent shall, unless signed by all the Initial Lenders or all the Subsequent Lenders waive any of the conditions specified in Section
3.01 or 3.02, respectively; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

         SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Company, at its address at E. Ezcurra 365, Piso 2, Of, 310, C1107CLA,
Buenos Aires, Argentina, Attention: Chief Financial Officer; if to any Initial
Lender or Subsequent Lender, at its Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Reconquista 330 (1003), Buenos
Aires, Argentina, Attention: Hernan Aldorino; or, as to the Company or the
Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at

                                       67

such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of the signature page of any amendment or waiver of any provision of this Agreement or the Floating Rate Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Floating Rate Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Floating Rate Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

     (b) The Company agrees to indemnify and hold harmless the Administrative
Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses
(including, without limitation, reasonable fees and expenses of counsel)
incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Floating Rate Notes, this
Agreement or any of the transactions contemplated herein except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other
Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Administrative Agent, any Lender, any of their

                                       68

Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the Floating Rate Notes, this Agreement or any of the transactions contemplated herein.

     (c) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in Sections
2.08, 2.10 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

         SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the
Administrative Agent to declare the Floating Rate Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the Floating Rate Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Floating Rate Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each
Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 8.07. Assignments and Participations; Subsequent Lenders. (a)
Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Floating Rate Debt owing to it and the Floating Rate Note or
Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee, and
(iii) the parties to each such assignment shall execute and deliver to the
Administrative Agent, for its acceptance and recording in the Register, an
Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of US$3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each
Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it

                                       69

pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and
Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning
Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning
Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the
Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the
Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the
Lenders and the principal amount of the Floating Rate Notes owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this
Agreement. The Register shall be available for inspection by the Company or any
Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Floating Rate Note or Notes subject to such assignment, the
Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein

                                       70

in the Register and (iii) give prompt notice thereof to the Company. Within five
Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Floating Rate Note a new Floating Rate Note to the order of such
Eligible Assignee in an amount equal to principal amount assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained
Floating Rate Notes hereunder, a new Floating Rate Note to the order of the assigning Lender in an amount equal to the Floating Rate Notes retained by it hereunder. Such new Floating Rate Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount, and denominated in the currency, of such surrendered Floating Rate Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the Floating Rate
Note or Notes held by it; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the Lender of any such Floating Rate
Note for all purposes of this Agreement, (iv) the Company, the Administrative
Agent and the other Lenders shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this
Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Floating Rate Note, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Floating Rate Notes or any other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Floating Rate Notes or any other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company.

     (g) Notwithstanding any other provision set forth in this Agreement, any
Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Floating Rate
Note held by it) in favor of any Federal Reserve Bank in accordance with
Regulation A of the Board of Governors of the Federal Reserve System.

     (h) Upon the execution and delivery of an Adoption Agreement and from and after the Settlement Date specified therein the Subsequent Lender thereunder shall be a party hereto and have the rights and obligations of a Lender hereunder.

     (i) By executing and delivering an Adoption Agreement the Subsequent Lender party thereto confirms (a) that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it

                                       71

has deemed appropriate to make its own credit analysis and decision to enter into such Adoption Agreement; (b) such Subsequent Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (c) such Subsequent Lender appoints and authorizes the
Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the
Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (d) such Subsequent Lender agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         SECTION 8.08. Currency Indemnity. All amounts payable under this
Agreement are payable in US Dollars, Euros or Pesos (a "RELEVANT CURRENCY"), as
the case may be. Any amount received or recovered (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Lender in respect of any sum expressed to be due to it from the Company in a Relevant Currency in a currency other than such Relevant Currency shall only constitute discharge of the Company to the extent of the amount of such Relevant Currency which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount of such Relevant Currency is less than the amount of such Relevant Currency expressed to be due to the recipient under any
Floating Rate Note or Subsidiary Guarantee, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the
Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for the Lender to certify in a reasonably satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of such Relevant Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of such Relevant
Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by a Lender and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Floating Note or Subsidiary Guarantee or any other judgment or order.

         SECTION 8.09. Governing Law. This Agreement and the Floating Rate Notes
shall be governed by, and construed in accordance with, the laws of the State of
New York.

         SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                                       72

         SECTION 8.11. Jurisdiction, Etc. (a) The Company and each Subsidiary
Guarantor irrevocably consent to the jurisdiction of any court of the State of
New York or any United States federal court sitting in the Borough of Manhattan,
New York City, New York, United States, and any appellate court from any thereof, and, to the maximum extent permitted by law, waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture, the Senior Notes and the Subsidiary
Guarantees. The Company and each Subsidiary Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or such Subsidiary Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or such Subsidiary Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon the Company or such
Subsidiary Guarantor in the manner provided by this Agreement.

     (b) The Company and each Subsidiary Guarantor irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Floating Rate Notes or a Subsidiary Guarantee in any New York State or
federal court. The Company and each Subsidiary Guarantor hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) To the extent that the Company may be entitled to the benefit of any provision of law requiring the Administrative Agent or any Lender, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Agreement or the Floating Rate
Notes, to post security for litigation costs or otherwise post a performance bond or guaranty ("CAUTIO JUDICATUM SOLVI" or "EXCEPCION DE ARRAIGO"), or to
take any similar action, the Company will waive such benefit, in each case to the fullest extent permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

     (d) The Company and each Subsidiary Guarantor agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Floating Rate Notes or a Subsidiary
Guarantee against the Company or such Subsidiary Guarantor in any court of the
State of New York or any United States federal court sitting in the Borough of
Manhattan, New York City may be made upon CT Corporation System at 111 Eighth
Avenue, New York, New York 10011, whom each of the Company and each Subsidiary
Guarantor irrevocably appoints as its authorized agent for service of process.
The Company represents and warrants that CT Corporation System has agreed to act as the Administrative Agent for service of process for the Company and each
Subsidiary Guarantor. The Company and each Subsidiary Guarantor agree that such appointment shall be irrevocable so long as any of the Floating Rate Notes remain outstanding or until the irrevocable appointment by the Company or such
Subsidiary Guarantor, as the case may be, of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and each Subsidiary Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company and each Subsidiary Guarantor shall appoint without delay another such agent and provide prompt

                                       73

written notice to the Administrative Agent of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Company and each
Subsidiary Guarantor for service of process, and written notice of such service to the Company or a Subsidiary Guarantor shall be deemed, in every respect, effective service of process upon the Company or such Subsidiary Guarantor, as the case may be.

     (e) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

         SECTION 8.12. Waiver of Jury Trial. Each of the Company, the
Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the
Floating Rate Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                                       74

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  The Company
                                  -----------

                                       MASTELLONE HERMANOS, S.A.

                                       By
                                          --------------------------------------
                                          Title:

                                       By
                                          --------------------------------------
                                          Title:

                                  The Administrative Agent
                                  ------------------------

                                       BANCO SOCIETE GENERALE S.A.,
                                         as Administrative Agent

                                       By
                                          --------------------------------------
                                          Title:

                                       75

                                  The Lenders
                                  -----------

                                       CALYON

                                       By:
                                           -------------------------------------
                                           Title:

                                       COMPAGNIE FRANCAISE D'ASSURANCE
                                       POUR LE COMMERCE EXTERIEUR S.A.

                                       By:
                                           -------------------------------------
                                           Title:

                                       EXPORT-IMPORT BANK OF THE UNITED STATES

                                       By:
                                           -------------------------------------
                                           Title:

                                       ABN AMRO BANK N.V. SUCURSAL
                                       ARGENTINA (FIDEICOMISO LAVERC)

                                       By:
                                           -------------------------------------
                                           Title:

                                       SEB AG

                                       By:
                                           -------------------------------------
                                           Title:

                                       SOCIETE GENERALE S.A. - PARIS

                                       By:
                                           -------------------------------------
                                           Title:

                                       76

                                       BANCO DE LA CIUDAD DE BUENOS AIRES

                                       By:
                                           -------------------------------------
                                           Title:

                                       COMPAGNIE GERVAIS DANONE

                                       By:
                                           -------------------------------------
                                           Title:

                                       COOPERATIEVE CENTRALE-
                                       RAIFFEISEN-BOERENLEENBANK B.A.
                                       (RABOBANK)

                                       By:
                                           -------------------------------------
                                           Title:

                                       BAYERISCHE HYPO-UND VEREINSBANK AG

                                       By:
                                           -------------------------------------
                                           Title:

                                       77

                                 --------------

                            The Subsidiary Guarantors
                            -------------------------

                                       LEITESOL INDUSTRIA E COMERCIO S.A.

                                       By
                                          --------------------------------------
                                          Title:

                                       MASTELLONE SAN LUIS S.A.

                                       By
                                          --------------------------------------
                                          Title:

                                       PROMAS S.A.

                                       By
                                          --------------------------------------
                                          Title:

                                       78

                                                                      SCHEDULE I

            Name of Lender                            Lending Office
            --------------                            --------------

ABN Amro Bank N.V. Sucursal Argentina    Av. Roque Saenz Pena 660, (1035) Buenos
(FIDEICOMISO LAVERC)                     Aires, Argentina

Banco de la Ciudad de Buenos Aires       Florida 302, (1313) Buenos Aires, Argentina

Banco de la Nacion Argentina New York    225 Park Avenue, New York, NY 10169

Bayerische Hypo und Vereinsbank AG       Am Eisbach 4, 80538, Munich, Germany

CALYON                                   9, quai du President, Paul Doumer, 92920 Paris
                                         La Defense, Cedex, France

Compagnie Francaise d'Assurance pour le  Parana 774 6to A, (1017) Buenos Aires
Commerce Exterieur S.A. (COFACE)         Argentina

Compagnie Gervais Danone                 Av. Leandro N. Alem 928 7mo, Buenos Aires,
                                         Argentina

Cooperatieve Centrale-Raiffeisen-        Solmsstrasse 83, D 60486, Frankfurt Germany
Boerenleenbank B.A. (RABOBANK)

Export-Import Bank of the United States  811 Vermont Avenue NW, Washington DC 20571 USA

Royter & Co.                             C/o The Bank of New York, One Wall Street,
                                         Reorg 6th Floor, New York, N.Y. 10286

SEB AG                                   Ulmenstrasse 30, 60283, Frankfurt/Main
                                         Germany

Societe Generale S.A. - Paris            Tour Ariane 5, Place de la Pyramide, 92088, La
                                         Defense, Paris, France

                                                                     SCHEDULE II

                               EXISTING BANK DEBT

--------------------------------------------------------------------------------------------------------------------
                                                CURRENCY             AMOUNT          EXCHANGE              US$
                                                                                       RATE*
--------------------------------------------------------------------------------------------------------------------

CALYON                                             US$             6,666,203.78                         6,666,203.78
                                                   US$             1,107,994.19                         1,107,994.19
                                                   US$             4,049,848.67                         4,049,848.67
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $ 11,824,046.64
--------------------------------------------------------------------------------------------------------------------
COMPAGNIE FRANCAISE D'ASSURANCE                  (euro)            2,479,555.93        1.216         $  3,016,122.44
 POUR LE COMMERCE EXTERIEUR S.A.                   US$             3,789,315.00                      $  3,789,315.00
 (COFACE)                                          US$               951,935.00                      $    951,935.00
                                                   US$             1,450,186.00                      $  1,450,186.00
                                                   US$             3,681,949.00                      $  3,681,949.00
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $ 12,889,507.44
--------------------------------------------------------------------------------------------------------------------
ABN AMRO BANK N.V. SUCURSAL                        US$               794,810.32                      $    794,810.32
 ARGENTINA (FIDEICOMISO LAVERC)                    AS$             1,029,560.00        2.958         $    348,059.50
                                                   AS$                17,193.48        2.958         $      5,812.54
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $  1,148,682.36
--------------------------------------------------------------------------------------------------------------------
SEB AG                                           (euro)              160,996.94        1.216         $    195,836.07
                                                 (euro)              160,996.94        1.216         $    195,836.07
                                                 (euro)              160,996.94        1.216         $    195,836.07
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $    587,508.20
--------------------------------------------------------------------------------------------------------------------
SOCIETE GENERALE S.A. - PARIS                      US$             7,000,000.00                      $  7,000,000.00
                                                   US$             3,000,000.00                      $  3,000,000.00
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $ 10,000,000.00
--------------------------------------------------------------------------------------------------------------------
BANCO DE LA CIUDAD DE BUENOS AIRES                 US$             2,000,000.00                      $  2,000,000.00
                                                   US$             1,000,000.00                      $  1,000,000.00
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $  3,000,000.00
--------------------------------------------------------------------------------------------------------------------
BANCO DE LA NACION ARGENTINA                       US$             1,750,000.00                      $  1,750,000.00
NEW YORK                                           US$             1,250,000.00                      $  1,250,000.00
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $  3,000,000.00
--------------------------------------------------------------------------------------------------------------------
DRESDNER BANK LUXEMBOURG S.A.                      US$             4,476,633.00                      $  4,476,633.00
                                                   US$             1,119,157.00                      $  1,119,157.00
                                               ---------------------------------------------------------------------
                                                  TOTAL                                              $  5,595,790.00
--------------------------------------------------------------------------------------------------------------------
EXPORT-IMPORT BANK OF THE U.S.                     US$             8,753,848.12                      $  8,753,848.12
--------------------------------------------------------------------------------------------------------------------
COMPAGNIE GERVAIS DANONE                           US$            29,131,433.00                      $ 29,131,433.00
--------------------------------------------------------------------------------------------------------------------
COOPERATIEVE CENTRALE-RAIFFEISEN-
BOERENLEENBANK B.A. (RABOBANK)                     US$             1,255,381.19                      $  1,255,381.19
--------------------------------------------------------------------------------------------------------------------
BAYERISCHE HYPO UND VEREINSBANK AG                 US$            16,835,366.80                      $ 16,835,366.80
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                $104,021,564.11
--------------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE III

                      NON-PARTICIPATING EXISTING BANK DEBT

                                      None

                        NON-PARTICIPATING EXISTING NOTES

                                  US$7,091,000

                                                             EXHIBIT B - FORM OF
                                                              ADOPTION AGREEMENT

                               ADOPTION AGREEMENT

                        Dated as of [_____________], 2004

         MASTELLONE HERMANOS S.A., a sociedad anonima organized and existing under the Laws of Argentina (the " COMPANY") and [________], a [_____] organized and existing under the Laws of [______] (the "SUBSEQUENT LENDER"), agree as follows:

         SECTION 1. Reference is made to the Loan Agreement dated as of October
22, 2004 (as amended or modified from time to time, the "LOAN AGREEMENT") among
Mastellone Hermanos S.A., a sociedad anonima organized and existing under the laws of Argentina (the "COMPANY"), the Subsidiary Guarantors and the Lenders (as
defined in the Loan Agreement) and Banco Societe Generale S.A., as
administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Loan Agreement are used herein with the same meaning.

         SECTION 2. The Settlement Date for the Subsequent Lender (the "RELEVANT
SETTLEMENT DATE") shall be [_______], 200[__].

         SECTION 3. The Existing Bank Debt of the Subsequent Lender is listed on
Schedule 1 hereto.

         SECTION 4. On or before the Relevant Settlement Date the Subsequent
Lender will have tendered to The Bank of New York, as settlement agent, the
Existing Bank Debt of such Subsequent Lender.

         SECTION 5. The Subsequent Lender (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that, from and after the Relevant Settlement Date, it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender.

         SECTION 6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        2

         SECTION 7. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Promptly after the execution hereof the Company will deliver a copy hereof to the Administrative Agent.

         IN WITNESS WHEREOF, the Company and the Subsequent Lender have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                       MASTELLONE HERMANOS S.A.

                                       By:
                                           -------------------------------------
                                           Title:

                                       [SUBSEQUENT LENDER]

                                       By:
                                           -------------------------------------
                                           Title:

                                                                   SCHEDULE 1 TO
                                                              ADOPTION AGREEMENT

                                                             EXHIBIT D - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Loan Agreement dated as of October 22, 2004
(as amended or modified from time to time, the "LOAN AGREEMENT") among
Mastellone Hermanos S.A., a sociedad anonima organized and existing under the laws of Argentina (the "COMPANY"), the Subsidiary Guarantors and the Lenders (as
defined in the Loan Agreement) and Banco Societe Generale S.A., as
administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Loan Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the
     Assignee hereby purchases and assumes from the Assignor, [______] principal amount of [_____]-denominated [_____] Floating Rate Notes. After giving effect to such sale and assignment, the amount of the [_____]-denominated
     [______] Floating Rate Notes owing to the Assignor and the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Floating Rate Notes being assigned by it hereunder and that such Floating Rate Notes are free and clear of any adverse claim;
     (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the
     [_____]-denominated [______] Floating Rate Note held by the Assignor and requests that the Administrative Agent exchange such [_____]-denominated
     [______] Floating Rate Note for a new [ ]-denominated [______] Floating
     Rate Note payable to the order of the Assignee in an amount equal to the principal amount of the [_____]-denominated [______] Floating Rate Notes assigned to the Assignee pursuant hereto or new [ ]-denominated [______]
     Floating Rate Notes payable to the order of the Assignee in such principal amount and to the Assignor in an amount equal to the principal amount of the [_____]-denominated [______] Floating Rate Notes retained by the
     Assignor, as specified on Schedule I hereto.

          3. The Assignee (i) confirms that it has received a copy of the Loan
     Agreement, together with copies of the financial statements referred to in
     Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent,

                                       2

     the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
     Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and
     (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and
     Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan
     Agreement and have the rights and obligations of a Lender thereunder holding the [_____]-denominated [_____] Floating Rate Notes assigned hereby and (ii) the Assignor's rights and obligations under the Loan Agreement shall be commensurately reduced.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the [_____]-denominated [______]
     Floating Rate Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the [
     ]-denominated [______] Floating Rate Notes for periods prior to the
     Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule
1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                                                                          _____%

Aggregate outstanding principal amount of [_____]-  $_______________
denominated [______] Floating Rate Notes assigned:

Principal amount of [_____]-denominated   [_____]   $_______________
Floating Rate Notes  payable to Assignee:

Principal amount of [_____]-denominated   [_____]   $_______________
Floating Rate Notes payable to Assignor:

Effective Date(1):  _______________, 20__

                                       [NAME OF ASSIGNOR], as Assignor

                                       By
                                          --------------------------------------
                                          Title:

                                       Dated:  _______________, 20__

                                       [NAME OF ASSIGNEE], as Assignee

                                       By
                                          --------------------------------------
                                          Title:

                                       Lending Office:
                                          [Address]

----------
(1)  This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                       2

Accepted [and Approved](1) this
__________ day of _______________, 20__

BANCO SOCIETE GENERALE S.A., as Administrative Agent

By
   -----------------------------------
   Title:

[Approved this __________ day of _______________, 20__

MASTELLONE HERMANOS S.A.(2)

By                                    ]
   -----------------------------------
   Title:

By                                    ]
   -----------------------------------
   Title:

----------
(1)  Required if the Assignee is an Eligible Assignee solely by reason of clause
     (v) of the definition of "Eligible Assignee".

(2)  Required if the Assignee is an Eligible Assignee solely by reason of clause
     (viii) of the definition of "Eligible Assignee".

                                                             EXHIBIT E - FORM OF
                                                             OPINION OF NEW YORK
                                                         COUNSEL FOR THE COMPANY

                               [_______] [_], 2004

To the Lenders parties to the Loan
Agreement referred to below and to
Banco Societe Generale S.A., as
Administrative Agent for such Lenders

                            Mastellone Hermanos S.A.
                            ------------------------

Ladies and Gentlemen:

         We have acted as New York counsel to Mastellone Hermanos S.A., an
Argentine corporation (the "Company"), Leitesol Comercio e Industria S.A., a
Brazilian limited corporation ("Leitesol"), Promas S.A., an Argentine corporation ("Promas"), and Mastellone San Luis S.A., an Argentine corporation
(together with Leitesol and Promas, the "Subsidiary Guarantors") in connection with the Loan Agreement dated as of October 22, 2004 (the "Loan Agreement")
among the Company, the Subsidiary Guarantors, the Lenders parties thereto and
Banco Societe Generale S.A., as Administrative Agent for such Lenders and Banco
Rio de la Plata S.A., as Collateral Agent to such Lenders. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

         In that connection, we have reviewed an execution copy of the Loan
Agreement and the [New] [APE] Floating Rate Notes.

         We have also reviewed originals or copies of such other records of the
Company and the Subsidiary Guarantors, certificates of officers of the Company and the Subsidiary Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

         In our review of the Loan Agreement, the [New] [APE] Floating Rate
Notes and other documents, we have assumed:

     (A)  The genuineness of all signatures.

     (B)  The authenticity of the originals of the documents submitted to us.

     (C)  The conformity to authentic originals of any documents submitted to us as copies.

     (D)  That the Loan Agreement is the legal, valid and binding obligation of each party thereto, other than the Company and the Subsidiary Guarantors, enforceable against each such party in accordance with its terms.

     (E)  That:

               (1) Each of the Company and each Subsidiary Guarantor is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

               (2) Each of the Company and each Subsidiary Guarantor has full power to execute, deliver and perform, and has duly executed and delivered, the Loan Agreement and, in the case of the Company, the
          [New] [APE] Floating Rate Notes.

               (3) The execution, delivery and performance by each of the
          Company and each Subsidiary Guarantor of the Loan Agreement and by the
          Company of the [New] [APE] Floating Rate Notes have been duly authorized by all necessary action (corporate or otherwise) and do not:

                    (a) contravene its certificate or articles of incorporation, by-laws or other organizational documents;

                    (b) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

                    (c) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

               (4) Except with respect to Generally Applicable Law, no
          authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or any Subsidiary
          Guarantor of the Loan Agreement or by the Company of the [New] [APE]
          Floating Rate Notes or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

         "Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, a Subsidiary Guarantor, the Loan
Agreement or the [New] [APE] Floating Rate Notes. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term
"Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, a Subsidiary Guarantor, the Loan Agreement or the
[New] [APE] Floating Rate Notes

                                      E-2

solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Loan Agreement or any of its affiliates.

         Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Loan Agreement and the [New] [APE] Floating Rate Notes are
the legal, valid and binding obligations of the Company, enforceable against the
Company in accordance with their respective terms, and that the Loan Agreement is the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

         Our opinion expressed above is subject to the following qualifications:

          (a) Our opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors'
     rights.

          (b) Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion with respect to Section 8.05 of the Loan
     Agreement to the extent that such Section permits set off to be made without notice.

          (d) We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Loan Agreement to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

          (e) We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

          (f) We express no opinion with respect to Section 8.11 of the Loan
     Agreement to the extent that such Section (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States or (ii) implies that a federal court of the United States has subject matter jurisdiction.

          (g) Our opinion is limited to Generally Applicable Law.

         A copy of this opinion letter may be delivered by any of you to any person that becomes a Lender in accordance with the provisions of the Loan
Agreement. Any such person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

                                      E-3

         This opinion letter is rendered to you in connection with the transactions contemplated by the Loan Agreement. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

         This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

                                       Very truly yours,

JAM
RHR

                                      E-4

                                                             EXHIBIT A - FORM OF
                                                            OPINION OF ARGENTINE
                                                         COUNSEL FOR THE COMPANY

                                                           [______] [__], 200[_]

To the Lenders parties to the Loan
Agreement referred to below, to
Banco Societe Generale S.A., as

ARTICLE IX  ADMINISTRATIVE AGENT FOR
            SUCH LENDERS,

and to Banco Rio de la Plata S.A., as Collateral
Agent under the Pledge Agreement referred to
below.

                            Mastellone Hermanos S.A.
                            ------------------------

Ladies and Gentlemen,

         We are acting as Argentine counsel to Mastellone Hermanos S.A., a corporation -sociedad anomina- organized under the laws of Argentina (the
"Company"), in connection with (i) the Loan Agreement (the "Loan Agreement")
dated as of October 22, 2004, among the Company, the Subsidiary Guarantors, the
Lenders parties thereto, and Banco Societe Generale S.A. as Administrative Agent
for such Lenders, and (ii) the Pledge Agreement (the "Pledge Agreement"),
executed on October 22, 2004, among the Company, Messrs. Pascual Mastellone,
Victorio Bruno Mastellone and Jose Mastellone (the "Argentine Pledgors"),
Dallpoint Investments LLC ("Dallpoint", and together with the Argentine
Pledgors, the "Pledgors"), and Banco Rio de la Plata S.A., as Collateral Agent
under the Pledge Agreement.

         This opinion is being delivered to you pursuant to Section [3.01]
[3.02] (b) (v) of the Loan Agreement. Capitalized terms used herein without definition have the

                                      F-5

respective meanings specified therefor in the Loan Agreement or in the Pledge
Agreement, as the case may be.

         In this connection, we have examined copies of (i) the estatutos sociales of the Company; (ii) the minutes of the meetings of the Shareholders of the Company held on March 3rd, 2004, and September 16th, 2004, (iii) the minutes of the meetings of the Board of Directors of the Company held on March 3rd,
April 2nd, April 30th, May 7th and September 15th, 2004 (iv) an execution copy of the Loan Agreement and the [New] [APE] Floating Rate Notes, and (v) an
execution copy of the Pledge Agreement.

         In such examination, we have relied as to factual matters upon the representations and warranties contained in or made pursuant to such documents, and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the advice expressed below.

         The opinions set out in this letter are limited and relate only to the laws of the Republic of Argentina, as in effect on the date hereof ("Applicable
Law"), and we do not express any opinion herein concerning any other laws, rules or regulations. Matters relating to the laws of New York and Delaware have been addressed by Shearman & Sterling, New York counsel to the Company, and Gary
Tannenbaum & Associates, L.L.C., Delaware counsel to Dallpoint, in their respective opinions of even date addressed to you. Matters relating to the laws of Brazil have been addressed by Benicio Advogados Associados, Brazilian counsel to Leitesol Industria e Comercio S.A. ("Leitesol"), in their opinion of even date addressed to you. We have assumed without independent investigation the correctness of such opinions to the extent involved in our opinions set forth below.

         The opinions set forth hereinbelow are based upon the following assumptions:

    (i)   the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and the authenticity of the originals of such documents;

    (ii)  the due authorization and execution of the Loan Agreement and the
          Pledge Agreement by each of the parties thereto other than the
          Company, the Subsidiary Guarantors -other than Leitesol- and the
          Argentine Pledgors, and that the performance thereof is within the capacity and powers of each of the

                                      F-6

          parties thereto other than the Company, the Subsidiary Guarantors
          -other than Leitesol- and the Argentine Pledgors;

    (iii) the absence of any other arrangements between any of the parties to the Loan Agreement and/or the Pledge Agreement which modify or supersede any of the terms of said agreements.

On the basis of such assumptions and subject to the qualification set out below, we are of the opinion that:

     (1)  the Company is duly incorporated and is validly existing as a sociedad anonima under the laws of Argentina and has full power and capacity to execute the Loan Agreement and to create and issue the [New] [APE]
          Floating Rate Notes, and to undertake and perform the obligations expressed to be assumed by it therein, and the Company has taken all necessary action to approve and to authorize the same;

     (2)  each of Promas S.A. and Mastellone San Luis S.A. (the "Argentine
          Subsidiary Guarantors") is duly incorporated and validly existing as a sociedad anonima under the laws of Argentina, and has corporate power and authority to execute the Loan Agreement and to undertake and perform the obligations expressed to be assumed by it therein, and each of such Argentine Subsidiary Guarantors has taken all necessary action to approve and to authorize the same;

     (3)  all of the issued and outstanding capital stock of each of the
          Argentine Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for liens on capital stock of Promas S.A. as accurately described in the
          Company's Offering Memorandum and Proxy Solicitation Statement dated
          September 16th, 2004, as amended (the "Offering Memorandum");

     (4)  all of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws. None of the

                                      F-7

          outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.
          There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries and equity interests in any firm, partnership, joint venture or other entities, other than those accurately described in the Offering
          Memorandum;

     (5)  the execution, delivery and performance by the Company of the Loan
          Agreement and the issuance of the [New] [APE] Floating Rate Notes, do not and will not conflict with or result in a breach of or default under Applicable Law.

     (6)  the Loan Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company (subject to the Loan Agreement being a legal, valid, binding and enforceable obligation of the Company under
          New York law, being the law by which it is expressed to be governed), is in appropriate form to be admissible in evidence in the courts of
          Argentina and contains no provision which is contrary to Applicable
          Law or public policy in Argentina or which would for any reason currently not be upheld by the courts of Argentina;

     (7)  the [New] [APE] Floating Rate Notes have been duly authorized, executed and delivered by the Company and constitute legal, valid, binding and enforceable obligations of the Company (subject to the
          [New] [APE] Floating Rate Notes being legal, valid and enforceable obligations of the Company under New York law, being the law by which they are expressed to be governed);

     (8)  the Subsidiary Guarantee issued by each Argentine Subsidiary Guarantor has been duly authorized, executed and delivered by each of such
          Argentine Subsidiary Guarantor and constitutes a legal, valid and enforceable obligation of such Argentine Subsidiary Guarantor (subject to such Subsidiary Guarantee being a legal, valid, binding and enforceable obligation of such Argentine Subsidiary Guarantor under
          New York law,

                                      F-8

          being the law by which it is expressed to be governed) and is in appropriate form to be admissible in evidence in the courts of
          Argentina;

     (9)  the [New] [APE] Floating Rate Notes constitute direct, general and unconditional obligations of the Company which (i) rank pari passu among themselves and (ii) will at all times rank at least pari passu with all other present and future unsecured obligations of the
          Company, save for such exceptions as may be provided under Applicable
          Law;

     (10) the obligations of each Argentine Subsidiary Guarantor under its
          Subsidiary Guarantee constitute the direct, general, irrevocable, unsecured and unsubordinated obligations of such Subsidiary Guarantor;

     (11) the Company's execution, delivery and performance of the Loan
          Agreement and the issuance of the [New] [APE] Floating Rate Notes: (i)
          do not result in any violation of the provisions of the estatutos sociales or other organizational documents of the Company or any of its Subsidiaries; (ii) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below)
          under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its
          Subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, and (iii) will not result in any violation of any statute, rule, regulation law, or administrative or court order or decree applicable to the Company or any of its
          Subsidiaries. As used herein, a "Debt Repayment Triggering Event"
          means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its
          Subsidiaries;

     (12) there are no further authorizations, consents or approvals required by the Company for or in connection with the execution of the Loan
          Agreement or the issuance of the [New] [APE] Floating Rate Notes;

     (13) the courts of Argentina will generally recognize as valid, and will enforce, any final and conclusive civil judgment for a monetary claim obtained in a

                                      F-9

          court located in the United States against the Company by any holder of [New] [APE] Floating Rate Notes and/or under the Loan Agreement in any action commenced by services of process as specified therein, provided that the requirements of Article 517 of the Federal Code of
          Civil and Commercial Procedure are met, as follows:

          (A) the judgement, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the
          Argentine conflict of law principles regarding jurisdiction and resulted from a personal action, or an in rem action with respect to personal property which was transferred to Argentine territory during or after the prosecution of the foreign action,

          (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action,

          (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentina law,

          (D) the judgment does not violate the principles of public policy of
          Argentine law, and

          (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court;

     (14) any judgment obtained in a court in Argentina against the Company by any holder of [New] [APE] Floating Rate Notes or by any party under the Loan Agreement would be expressed in United States dollars;

     (15) we are not aware of the existence of any pending or threatened legal or governmental actions, suits or proceedings against or affecting the
          Company or any of its Subsidiaries; or which have as the subject thereof any property owned or leased by the Company or any of its
          Subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to materially affect the Company's business;

                                      F-10

     (16) no authorization is required for the execution, delivery and performance of the Pledge Agreement by the Argentine Pledgors and the
          consummation of the events contemplated thereby;

     (17) The Pledge Agreement has been validly executed and delivered by the
          Argentine Pledgors and constitutes the legal, valid, binding and enforceable obligations of all Pledgors;

     (18) the Pledge Agreement creates a valid security interest in the collateral covered thereby, all action has been taken which is required to perfect such security interest and, assuming the Pledgors own such collateral free and clear of any adverse claim, such security interest is first priority;

     (19) The execution, delivery and performance of the Pledge Agreement by
          Pledgors does not, and no other document to be executed and delivered by Pledgors thereunder in compliance with the terms and conditions thereof will, (i) contravene or conflict with any provision of the estatutos sociales of the Company, (ii) contravene or result in violation of, or default under, or constitute grounds for acceleration or amendment of, the terms and conditions of any agreement which is binding upon the Company or the Argentine Pledgors; (iii) contravene
          Applicable Law, or (iv) contravene any resolution, decision or ruling by any government or judicial authority applicable to the Company or the Argentine Pledgors or any of their respective assets.

         The opinions set out in this letter as regards the binding nature and enforceability of the obligations of the Company, the Argentine Subsidiary
Guarantors and the Argentine Pledgors contemplated under the Loan Agreement, the
[New] [APE] Floating Rate Notes and the Pledge Agreement are subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, moratorium or similar law affecting the rights of creditors generally.

         We express no opinion as to any agreement, instrument or document other than those specified in this letter.

         A copy of this opinion letter may be delivered by any of you to any person that becomes a Lender in accordance with the provisions of the Loan
Agreement. Any such

                                   F-11

person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

         This opinion letter is rendered to you in connection with the transactions contemplated by the Loan Agreement. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

         This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

         Yours faithfully,

Joaquin Labougle                       Joaquin Ibanez

                                      F-12